Exhibit 10.6

SUBLEASE

THIS SUBLEASE (“Sublease”) dated June 5, 2019 for purposes of reference, is entered into by and between PNEUMRX, INC., a Delaware corporation (“Sublandlord”), and MINERVA SURGICAL, INC., a Delaware corporation (“Subtenant”)

RECITALS

A. Pursuant to that certain Lease dated as of November 6, 2015, as amended by that certain First Amendment to Lease dated January 20, 2016 (collectively, “Master Lease”), Sublandlord, as tenant, leases from WASHCOP I LIMITED PARTNERSHIP, a Delaware partnership (the “Landlord”), approximately 32,719 rentable square feet of office, research and development, light medical manufacturing and laboratory space located at 4255 Burton Drive, Santa Clara, California (the “Master Lease Premises”) in the office building located at 4251-4255 Burton Drive, Santa Clara, California (the “Building”).

B. A copy of the Master Lease is attached hereto as Exhibit A. Subtenant acknowledges that it has reviewed a copy of the Master Lease and is fully familiar with the provisions thereof.

C. Subject to the terms and conditions of this Sublease, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant the entire Master Lease Premises, which shall comprise the Subleased Premises, as defined herein.

D. Terms capitalized herein but not otherwise defined shall have the meaning given to them in the Master Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1. Sublease.

1.1 Subleased Premises. Subject to the receipt of the Consent (as defined in Section 1.2 below), Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the entire Master Lease Premises (the “Subleased Premises”).

1.2 Consent. This Sublease and Subtenant’s and Sublandlord’s obligations hereunder are expressly conditioned upon the execution by Landlord of a written consent to this Sublease as may be required by Landlord and are reasonably acceptable to Sublandlord and Subtenant (the “Consent”). Subtenant shall promptly deliver to Sublandlord any information reasonably requested by Landlord in connection with Landlord’s approval of this Sublease. In the event the Consent is not fully executed and delivered within forty five (45) days after the date of this Sublease (which period may be extended by Sublandlord day-for-day if Subtenant delays in providing any reasonable information, signatures or documents required by Landlord in connection with providing its consent), Sublandlord shall have the right to cancel this Sublease by giving written notice of such cancellation to Subtenant at any time after such 45-day period (as the same may be extended pursuant to this Section 1.2) and prior to receipt of the fully executed Consent, whereupon Sublandlord shall promptly refund to Subtenant all amounts previously paid by Subtenant to Sublandlord in connection with this Sublease and thereafter neither party shall have any further rights or obligations hereunder. Sublandlord shall pay for any fees paid to Landlord in connection with Landlord’s consent to this Sublease.

2. Term and Early Access.

2.1 Term. Subject to receipt of the Consent and the Security Deposit, the term of this Sublease (the “Term”) shall commence on the earlier to occur of (a) July 1, 2019 or (b) the date that Subtenant commences beneficial occupancy of the Subleased Premises (the “Commencement Date”) and shall end at 11:59 p.m. on May 31, 2023 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof. Subtenant has no right to retain possession of the Subleased Premises or any part thereof beyond the expiration or earlier termination of this Sublease. Subject to receipt of the Consent and the Security Deposit, and provided Subtenant has delivered evidence of all insurance as required pursuant to Article 11 of the Master Lease and as required hereunder, Subtenant shall be granted access to the Premises during business hours only not earlier than June I, 2019 for the purpose of facilitating validation of cleanroom.

2.2 Condition of Subleased Premises. Subtenant shall have the right to use of the furniture, equipment and fixtures remaining in the Master Lease Premises on the Commencement Date, without representation or warranty and in its present “as is” condition (the “FF&E”)( See Exhibit B for a detailed listing). Subtenant agrees that Sublandlord has no obligation to perform any alterations, repairs or improvements therein or thereto or to provide any allowance therefor. No representations have been made to Subtenant concerning the condition of the Master Lease Premises or the FF&E, nor have any promises to alter or improve the Master Lease Premises or FF&E been made by Sublandlord or any party on behalf of Sublandlord. Subtenant shall be permitted to use the FF&E throughout the Sublease Term, and shall generally maintain and repair the same. Provided that Subtenant is not in default of the terms of this Sublease and has timely surrendered the Master Lease Premises in accordance with this Sublease, for $1.00, the receipt of which is hereby acknowledged by Sublandlord, title to the FF&E shall transfer to Subtenant on the Expiration Date of this Sublease without the need for either party to execute any additional documents. If Subtenant is in default at the time of expiration or earlier termination of the Sublease, Sublandlord may, at its option, elect by delivery of written notice to retain title to the FF&E. Sublandlord shall have no obligation to furnish, render, pay for, consent to or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant’s occupancy.

3. Rent.

3.1 Base Rent. Subtenant shall pay to Sublandlord base rent for the Subleased Premises (“Base Rent”) for the initial year of the Term in a monthly amount equal to Sixty Five Thousand Four Hundred Thirty Eight Dollars ($65,438.00). Notwithstanding the foregoing, provided so long as no Default occurs and be continuing by Subtenant under the Sublease, no Base Rent shall be due during the initial ten (10) full months of the Term (however, Additional Rent shall be due and payable during such time). In the event of any uncured Default by Subtenant at any time during the Term, the full amount of all abated Base Rent shall be deemed immediately due and payable to Sublandlord, in addition to all other rights and remedies of Sublandlord. Upon the first anniversary of the Commencement Date and annually thereafter, Base Rent shall increase by three percent (3%). Base Rent shall be paid without deduction or offset on the first day of each month of the Term from and after the first day of the second month of the Term. If the Term does not begin on the first day of a calendar month or end on the last day of a calendar month, the monthly Base Rent for any such partial month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days of the partial calendar month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (as defined below) shall be payable in lawful money of the United States to Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing.

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3.2 Advanced Payment of Base Rent and Security Deposit; Payment of Monthly Base Rent. Concurrently with Subtenant’s execution and delivery of this Sublease to Sublandlord, and within 7 days of receiving Consent from Landlord, Subtenant will deliver to Sublandlord (i) Sixty Five Thousand Four Hundred Thirty Eight Dollars ($65,438.00) in consideration of the first month of Base Rent payable under the Sublease and (ii) an amount equal to Five Hundred Twenty Three Thousand Five Hundred Four Dollars ($523,504.00), which amount shall be held, pursuant to Section 4 below, by Sublandord as security for Subtenant’s full and faithful performance hereunder (the “Security Deposit”).

3.3 Additional Charges for Taxes, Assessments and Operating Expenses; Advanced Payment. Subtenant shall, during the Term of this Sublease, pay all Taxes, Assessments and Operating Expenses, and all other charges and other amounts whatsoever payable by Tenant under the Master Lease, in accordance with the Master Lease whether or not expressly designated as “rent”. For purposes of this Sublease, “Subtenant’s Share” be equal to 100% of the rentable square footage of the Subleased Premises, which is equal to 100% of the rentable square footage of the Master Lease Premises. Concurrently with Subtenant’s execution and delivery of this Sublease to Sublandlord, Subtenant deliver to Sublandlord an amount equal to $1,363.29 for the first month’s estimated Operating Expenses.

3.4 Rent. As used in this Sublease, the term “Rent” shall mean, collectively, Base Rent for the Subleased Premises, Additional Rent payable under the Master Lease (including Taxes), and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent”, all of which are deemed and designated as rent pursuant to the terms of this Sublease.

3.5 Utilities and Services. Subject to the terms of Article 7 of the Master Lease, Subtenant shall be responsible for arranging for, and direct payment of any and all costs, for water, electricity, natural gas or other utilities serving the Subleased Premises, all such utilities used by Subtenant in the Subleased Premises. Utility service to the Subleased Premises may be furnished by one or more companies. Landlord shall have the exclusive right to reasonably designate any company providing utility service to the Subleased Premises. Sublandlord shall have no responsibility or liability with respect to any utilities provided to the Subleased Premises.

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4. Security Deposit.

4.1 Cash Deposit. The Security Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord’s damage in case of Subtenant’s default. If Subtenant is in default under or otherwise fails to perform any obligation of this Sublease, including but not limited to the provisions relating to the payment of Rent, then Sublandlord, without prejudice to any other right or remedy it may have, may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant’s default or failure to perform, to repair damages to any part of the Subleased Premises or the Building, to clean the Subleased Premises or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s breach. Following any application of the Security Deposit, as applicable, Subtenant shall, within five (5) days following Sublandlord’s demand, restore the Security Deposit to their full original amount, as applicable, and Subtenant’s failure to restore the Security Deposit shall be deemed a Default hereunder without the necessity of any additional notice or cure period. In the event of bankruptcy or other insolvency proceedings filed by or against Subtenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Sublandlord for all periods prior to the effective date of such proceedings. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Security Deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit or any unapplied balance thereof shall be returned to Subtenant within forty-five (45) days following the later to occur of (x) the Expiration Date and (y) Subtenant’s vacation and surrender of the Subleased Premises and completion of all repairs, restoration and renewal obligations hereunder.

4.2 Letter of Credit.

4.2.1 Generally. At Subtenant’s election, and in lieu of the Security Deposit required under the terms of Section 4.1 above, concurrently with Subtenant’s execution and delivery of this Sublease to Sublandlord, Subtenant shall deliver to Sublandlord, as collateral for the full performance by Subtenant of all of its obligations under this Sublease (including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code), a standby, unconditional, irrevocable, transferable (with Subtenant responsible for the payment of any transfer fee or charge imposed by the Issuing Bank, as defined below) letter of credit (the “Letter of Credit”) in such form approved in writing in advance by Sublandlord, and containing the terms required herein, in the face amount of the Letter of Credit Amount, as set forth in Section 3.2.2, naming Sublandlord as beneficiary, issued (or confirmed) by a financial institution reasonably acceptable to Sublandlord (the “Issuing Bank”), permitting multiple and partial draws thereon from a location in San Francisco, California (or, alternatively, permitting draws via overnight courier or facsimile in a manner reasonably acceptable to Sublandlord), and otherwise in form acceptable to Sublandlord in its reasonable discretion. The Letter of Credit shall be “callable” at sight upon presentation of the statement required thereunder, permit partial draws and multiple presentations and drawings, and be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. In the event of an assignment by Subtenant of its interest in this Sublease (and irrespective of whether Sublandlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Sublandlord from the assignee shall be subject to Sublandlord’s prior written approval, in Sublandlord’s commercially reasonable discretion, and the attorneys’ fees incurred by Sublandlord in connection with such determination shall be payable by Subtenant to Sublandlord within ten (10) Business Days after billing. Subtenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, amendment, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is the later to occur of (x) the date that is sixty (60) days after the scheduled expiration of the Term and (y) the date that is sixty (60) days after Subtenant vacates the Subleased Premises. In furtherance of the foregoing, the Letter of Credit must contain a so-called “evergreen provision,” whereby the Letter of Credit automatically will be renewed unless at least thirty (30) days’ prior written notice of non-renewal is provided by the Issuing Bank to Sublandlord; provided, however, that the final expiration date identified in the Letter of Credit, beyond which the Letter of Credit shall not renew automatically, shall not be earlier than the Final LC Expiration Date. Subtenant shall neither assign nor encumber the Letter of Credit or any part thereof. Neither Sublandlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Subtenant in violation of this Section 21.3(a). If the Letter of Credit held by Sublandlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the Issuing Bank), Subtenant shall deliver a new or amended Letter of Credit or certificate of renewal or extension to Sublandlord not later than thirty (30) days prior to the expiration or termination of the Letter of Credit then held by Sublandlord. Any renewal, amended or replacement Letter of Credit shall comply with all of the provisions of this Section 21.3.

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4.2.2 Drawing under Letter of Credit. Sublandlord, or its then managing agent, without prejudice to any other remedy provided in this Sublease or by law, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (i) Subtenant is in Default, (ii) Subtenant has failed to pay Rent timely and has filed a voluntary petition under the U.S. Bankruptcy Code or any State bankruptcy code (collectively, “Bankruptcy Code”), (iii) Subtenant has failed to pay Rent timely and an involuntary petition has been filed against Subenant under the Bankruptcy Code, or (iv) the Issuing Bank has notified Sublandlord that the Letter of Credit will not be renewed or extended through the Final LC Expiration Date and Subtenant fails timely to provide a replacement Letter of Credit pursuant to the requirements stated above (the events described in clauses (ii), (iii) and (iv) above, collectively, being referred to herein as an “Insolvency Event”). Upon any such draw, Landlord may draw all or any part of the Letter of Credit as set forth in this Section 4.2.

4.2.3 Use of Proceeds by Sublandlord. The proceeds of any draw upon the Letter of Credit that are not used to pay for damages for which Subtenant then is liable under the Lease (the “Unused Proceeds”) shall be held as a cash Security Deposit pursuant to Section 4.1, and 4.2 hereof. Any Unused Proceeds shall be paid by Sublndlord to Subtenant (x) upon receipt by Sublandlord of a replacement Letter of Credit in the full Letter of Credit Amount, which replacement Letter of Credit shall comply in all respects with the requirements of this Section 4.2, or (y) within thirty (30) days after the Final LC Expiration Date.

4.2.4 Additional Covenants of Subtenant.

(a) Replacement of Letter of Credit if Issuing Bank no longer satisfactory to Sublandlord. If, at any time during the Term, Sublandlord determines that (A) the Issuing Bank is closed for any reason, whether by the Federal Deposit Insurance Corporation (“FDIC”), by any other governmental authority, or otherwise, or (B) the Issuing Bank fails to meet all of the following ratings standards as to its short-term unsecured debt obligations (not supported by third-party credit enhancement): (w) “P-1” or better by Moody’s Investors Service, or its successor, (x) “A-1” or better by Standard & Poor’s Rating Service, or its successor; (y) “Fl” or better by Fitch Ratings, or its successor; and (z) any comparable rating from another rating agency acceptable to Sublandlord, or (C) the Issuing Bank is no longer considered to be well capitalized under the “Prompt Corrective Action” rules of the FDIC (as disclosed by the Issuing Bank’s Report of Condition and Income (commonly known as the “Call Report”) or otherwise), or (D) the Issuing Bank has been placed into receivership by the FDIC, or has entered into any other form of regulatory or governmental receivership, conservatorship or other similar regulatory or governmental proceeding, or otherwise is declared insolvent or downgraded by the FDIC or other governmental authority (any of the foregoing, an “Issuing Bank Credit Event”), then, within ten (10) days following Sublandlord’s notice to Subtenant, Subtenant shall deliver to Sublandlord a new Letter of Credit meeting the terms of this Section 4.2 issued by an Issuing Bank meeting Sublandlord’s then-current credit rating standards and otherwise reasonably acceptable to Sublandlord, in which event, Landlord shall return to Subtenant the previously held Letter of Credit. If Subtenant fails timely to deliver such replacement Letter of Credit to Sublandlord, such failure shall be deemed a Default by Subtenant under this Sublease, without the necessity of additional notice or the passage of additional grace periods, entitling Sublandlord to draw upon the Letter of Credit.

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(b) Replacement of Letter of Credit upon Draw. If, as result of any application or use by Sublandlord of all or any part of the Letter of Credit, the amount of the Letter of Credit plus any cash proceeds previously drawn by Sublandlord and not applied pursuant to the terms of this Section 4.2 shall be less than the Letter of Credit Amount, Subtenant shall, within ten (10) Business Days thereafter, provide Sublandlord with additional Letter(s) of Credit in an amount equal to the deficiency (or a replacement or amended Letter of Credit in the total Letter of Credit Amount), and any such additional (or replacement or amended) Letter of Credit shall comply with all of the provisions of this Section 4.2; notwithstanding anything to the contrary contained in this Sublease, if Subtenant fails timely to comply with the foregoing, the same shall constitute a Default by Subtenant under this Sublease, without the necessity of additional notice or the passage of additional grace periods.

5. Parking. As per Master Lease.

6. Assignment and Subletting.

6.1 Subtenant may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Subtenant therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed, and Landlord, as required under the Master Lease. Consent to one Transfer shall not be deemed to be consent to any subsequent Transfer. Any Transfer without consent by Sublandlord and Landlord shall be voidable and, at the option of Sublandlord, shall terminate this Sublease. Sublandlord’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Subtenant shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides.

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6.2 Any Transfer shall be subject to the terms of Article 14 of the Master Lease; provided, however, that Subtenant acknowledges that (a) this Sublease, and any incorporation of the Master Lease into this Sublease, does not bind Landlord; (b) Sublandlord’s consent is conditioned upon Sublandlord’s obtaining the consent of Landlord to each Transfer; and (c) Subtenant shall pay to Sublandlord any profits, after deducting Subtenant’s costs including but not limited to legal fees, brokerage fees and marketing costs and any portion payable to Landlord.

7. Use and Occupancy.

7.1 Use. The Subleased Premises shall be used and occupied by Subtenant in accordance with the Tenant’s Use of the Master Lease Premises specified in Article 1.8 of the Master Lease and for no other purpose.

7.2 Compliance with Master Lease.

(a) Subtenant agrees that it will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not knowingly suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees and disbursements) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Sublandlord covenants and agrees to indemnify Subtenant against and hold Subtenant harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees and disbursements) and damages of any kind or nature whatsoever which Subtenant may incur or pay out by reason of (i) any acts, omissions or gross negligence of Sublandlord in or about the Subleased Premises (except to the extent caused by Subtenant’s negligence), or (ii) any breach or default by Sublandlord under the Master Lease or this Sublease.

(b) Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any improvements or repairs or any other obligation of Landlord under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied to the Master Lease Premises by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any abatement, diminution or reduction of Subtenant’s obligations under this Sublease, or any liability on the part of Sublandlord unless such failure or interruption is caused by Sublandlord; provided, however, if Sublandlord is entitled to any rent abatement or reduction under the Master Lease, then Subtenant shall be entitled to the same rights as Sublandlord under this Sublease with respect to the Subleased Premises. Notwithstanding the foregoing, Sublandlord shall use commercially reasonable efforts to keep the Master Lease in effect, and provided that there is no uncured default hereunder by Subtenant, upon Subtenant’s request to Sublandlord to do so, Sublandlord shall use commercially reasonable efforts, as reasonably indicated under the circumstances, to obtain the performance by Landlord of its obligations under the Master Lease and/or to obtain the consent or approval of Landlord of any action Subtenant desires to take that requires such consent or approval; provided, however, if Landlord defaults under the Master Lease or fails to perform any of its obligations under the Master Lease after receipt of written notice from Sublandlord of such failure, Sublandlord shall either institute legal proceedings against Landlord directly, or assign to Sublandlord’s rights under the Master Lease to Subtenant to the extent necessary to permit Subtenant to institute legal proceedings against the Landlord to obtain performance of Landlord’s obligations under the Master Lease. If Sublandlord fails to abide by the provision set forth in the previous sentence, Subtenant shall have the right to take such action and institute legal proceedings in the name of Sublandlord, and for the purpose and to such extent, all rights and remedies of Sublandlord under the Master Lease are hereby conferred upon and assigned to Subtenant. Subtenant hereby waives and releases any right it may have under applicable law to make repairs at Sublandlord’s expense.

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(c) Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as additional Rent hereunder any and all sums which Sublandlord may be required to pay to Landlord under the Master Lease with respect to the Subleased Premises to the extent attributable to the Subtenant.

(d) Sublandlord reserves the right (i) on not less than one (1) day’s written notice to Subtenant, to inspect the Subleased Premises, and (ii) following a default by Subtenant (beyond applicable notice and cure periods), or to enter upon the Subleased Premises, with reasonable prior notice, and to take such actions or cause such things to be done as may be necessary or appropriate in order to cure any Subtenant default under this Sublease or under the Master Lease. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed additional Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at a rate of ten percent (10%) from the date of the expenditure until repaid.

(e) Subtenant shall have no responsibility or liability for (i) making improvements or alterations to the Subleased Premises in order to comply with changes in laws unless such improvements are necessitated by Subtenant’s alterations or particular use of the Subleased Premises, or (ii) any non-compliance with any laws or requirements that are in existence as of the Commencement Date of this Sublease. In no event shall Subtenant be responsible or liable for any structural improvements or modifications to the Subleased Premises or the Building or any base building upgrades. Subtenant shall have no obligation to repair or restore the Building or the Subleased Premises in the event of any casualty or governmental taking, or the payment of any costs relating to the repair or restoration of the Building as a result of such casualty or taking.

8. Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease, and assumes and agrees to be bound thereby. Additionally, Subtenant’s rights under this Sublease shall be subject to the terms of the Consent. Subtenant hereby expressly agrees for the benefit of Landlord: (a) to abide by the provisions of the Master Lease to the extent applicable to the Subleased Premises; (b) that this Sublease (and all further subleases of any portion of the Subleased Premises) shall terminate upon any termination of the Master Lease, regardless of whether or not such termination is voluntary; (c) in the event of a termination of the Master Lease by reason of Sublandlord’s default or in the event of a mutually agreed termination, at Landlord’s option, this Sublease shall terminate, or Subtenant shall attorn to Landlord; and (d) to be bound by all waivers for the benefit of Landlord under the Master Lease. Subtenant agrees that Landlord shall be an express third-party beneficiary of the foregoing provisions and that in no event shall Subtenant or any occupant of the Subleased Premises possess or enjoy any rights or remedies in excess of those rights and remedies granted to Sublandlord under the Master Lease.

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9. Incorporation of Master Lease. The terms, covenants and conditions of the Master Lease are hereby incorporated into this Sublease as they apply to the Subleased Premises, except as otherwise expressly provided herein. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of incorporation in this Sublease, (1) wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean the Sublandlord herein, (2) wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean the Subtenant herein, and (3) wherever in the Master Lease the words “Lease”, “Premises”, “Rent” or “Term” are used, such terms shall be deemed to mean this Sublease, the Subleased Premises, the Rent hereunder and the Term hereunder, respectively. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by one (1) day, so that in each instance Subtenant shall have one (1) day less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord or Tenant that is incorporated herein by reference shall be deemed to inure to the benefit of Sublandlord and Landlord, on the one hand, and Subtenant, on the other hand, and any other person intended to be benefitted by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease of access or inspection, any right of Landlord under the Master Lease to do work in the Master Lease Premises and any right of Landlord under the Master Lease in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefitted by said provision, for the purpose of incorporation by reference in this Sublease.

10. Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(a) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

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(b) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

(c) Sublandlord shall have no obligation to restore or rebuild any portion of the Master Lease Premises after any damage or destruction or any taking by eminent domain.

(d) Sublandlord shall have no obligation to maintain any portion of the Master Lease Premises unless otherwise specified in the Master Lease.

(e) Sublandlord shall have no obligation to provide utilities or any other services to the Subleased Premises.

(f) In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

(g) Notwithstanding anything to the contrary contained in this Sub-Sublease, the time limits specified in the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant (including cure of any breach) or the exercise of any right, remedy or option, are hereby decreased or increased for purposes of this Sublease, by lengthening or shortening the same, as the case may be, in each instance by five (5) days, when necessary to enable Sublandlord to give notice, make demands, perform any act, correct any failure, or otherwise to perform under the Master Lease in a timely manner; provided, however, that no such time period shall be reduced such that Subtenant has fewer than three (3) days to perform the applicable obligation.

10.2 Exclusions. The following provisions of the Master Lease are NOT incorporated herein: (a) the following sections of the Lease: 1.9.1, 1.9.2, 1.9.3, 1.10, 1.11, 1.15, 1.18, 1.19, 2.1, 2.2, 3.1, 3.2, 4.1.1, 6.4.3, 8.3.3, 26, (b) Exhibits C, C-1, D and G; and (c) First Amendment Sections 2.a through 2.c and 2.e.

11. Sublandlord’s Representations and Warranties. Sublandlord represents and warrants to Subtenant as follows:

(a) The Master Lease, as attached as Exhibit A to this Sublease, is in full force and effect and has not been amended or modified.

(b) Sublandlord has received no notice of default under the Master Lease, and to its actual knowledge, there exists no fact or circumstance which with the giving of notice or the passage of time or both would constitute a default by Sublandlord under the Master Lease.

(c) Sublandlord has given no notice of default under the Master Lease and to its actual knowledge, without inquiry, there exists no fact or circumstance which with the giving of notice or the passage of time or both would constitute a default by Landlord under the Master Lease.

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12. Termination of Master Lease. Sublandlord hereby acknowledges and agrees that except pursuant to its rights under Paragraph 3.2 of the Master Lease, which are hereby reserved, it shall not voluntarily terminate the Master Lease without the prior written consent of Subtenant. If for any reason the Master Lease shall terminate prior to the scheduled Expiration Date, this Sublease shall thereupon be terminated.

13. Indemnity. In addition to the indemnities provided under the Master Lease as incorporated herein, except to the extent arising from the negligence or willful misconduct of Sublandlord or its employees, contractors, agents or consultants, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to Landlord under the Master Lease) by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises (except to the extent caused by Sublandlord’s negligence or willful misconduct), (ii) any breach or default hereunder by Subtenant, (iii) any work performed after the date hereof in or to the Subleased Premises (except if performed by Landlord or Sublandlord), or (iv) any act, omission, negligence or willful misconduct on the part of Subtenant and/or its officers, partners, employees, agents, contractors, customers and/or invitees, or any person claiming through or under Subtenant in or about the Subleased Premises. The foregoing indemnity (and those referenced therein) shall survive the expiration or earlier termination of this Sublease.

14. Limitation on Liability. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for: (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and/or assigns to perform or cause to be performed Landlord’s obligations under the Master Lease unless such failure to perform is due to a breach by Sublandlord under the Master Lease; or (b) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant’s intended use. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, (i) no personal liability shall at any time be asserted or enforceable against Sublandlord’s or Subtenant’s members, shareholders, directors, officers, or partners on account of any of Sublandlord’s or Subtenant’s obligations or actions under this Sublease, and (ii) neither Sublandlord nor Subtenant shall be liable to the other for any lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, save and except Sublandlord’s statutory remedies under California Civil Code Section 1951.2 or any successor statute. As used in this Sublease, the term “Sublandlord” means at any time the then current holder of the tenant’s interest under the Master Lease and of the sublandlord’s interest under this Sublease.

15. Consents and Approvals; Audit Rights. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, without limitation, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord after request by Sublandlord. In addition to the foregoing, if, at any time during the Term hereof, Subtenant elects to undertake the audit rights specified in Section 8.3.3 of the Master Lease, Subtenant shall notify Sublandlord 1 II thereof whereupon Sublandlord shall use commercially reasonable efforts to exercise such rights on behalf of Subtenant pursuant to Section 8.3.3 of the Master Lease.

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16. Condition of Subleased Premises.

16.1 Delivery of Possession.

(a) Sublandlord shall deliver to Subtenant, and Subtenant shall accept, possession of the Subleased Premises in their “AS IS” condition and broom clean as the Subleased Premises exist on the Commencement Date and, notwithstanding anything to the contrary set forth in the Master Lease, Sublandlord shall have no obligation to furnish, render, pay for, consent to or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant’s occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on and Sublandlord has not made, any representation or warranty concerning the Subleased Premises. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises. Subtenant acknowledges that it is not authorized to make or perform any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease; provided further that Subtenant shall be solely responsible for removal of any Required Removables, as defined under the Master Lease, and shall indemnify and hold Sublandlord harmless from and against any claims, costs, losses, damages, injuries or expenses incurred in connection therewith, including in the event of any holding over.

(b) For purposes of Section 1938(a) of the California Civil Code, Sublandlord hereby discloses to Subtenant, and Subtenant hereby acknowledges, that the Subleased Premises has not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Sublandlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

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16.2 Surrender.

16.2.1 Subtenant shall have no obligation or liability with respect to the removal and/or restoration of any improvements or alterations not otherwise constructed by Subtenant, including any improvements or alterations constructed by Sublandlord within the Subleased Premises as of the Commencement Date of this Sublease.

16.2.2 Subtenant shall surrender the Subleased Premises on the Expiration Date or earlier termination of this Sublease in broom-clean condition, and otherwise in as good condition as received, normal wear and tear and damage caused by casualty or condemnation excepted and shall remove all of Subtenant’s furniture, trade fixtures, equipment, and other personal property on or before the Expiration Date, including, without limitation, personal property acquired from Sublandlord.

16.2.3 Any additions or alterations made by Subtenant shall be surrendered with the Subleased Premises at the end of the Term, unless, prior to the expiration or earlier termination of the Term, Sublandlord provides written notice to Subtenant to remove the same. In such case, Subtenant shall remove the same, to the extent installed or made by or on behalf of Subtenant, on or before the expiration of the Term, and repair any damage resulting from such removal. If Subtenant fails to complete such removal and/or repair any damage caused by such removal of any alterations, additions and improvements made by Subtenant on the Master Lease Premises, Sublandlord may charge the cost thereof to Subtenant together with a five percent (5%) supervision and administration fee (whether such removal is performed by Sublandlord or Landlord), and Subtenant shall reimburse Sublandlord for the same within thirty (30) days after receipt of an invoice therefor.

17. Signage. Subject to the prior written consent of Landlord and Sublandlord, Subtenant shall have the right, at Subtenant’s sole cost and expense and otherwise in compliance with the Master Lease. All Subtenant signage installed by Subtenant shall be removed at Subtenant’s sole cost and expense prior to the expiration or earlier termination of this Sublease and Subtenant shall repair all damage occasioned by such removal to the reasonable satisfaction of Sublandlord and Landlord.

18. Notices. Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of FedEx, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified or registered mail, return receipt requested, addressed (i) if to Subtenant, Minerva Surgical, Inc., 101 Saginaw Drive Redwood City CA 94063 Attn: CEO and (ii) if to Sublandlord, PneumRX, Inc., 11911 North Creek Parkway S, Bothell, Washington 98011, Attn: General Counsel, or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective upon date of receipt or refusal to accept receipt unless the notice is delivered personally and such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day.

19. Fixtures and Equipment; Continued Access to Work Area: Subtenant shall supply its own office furniture, fixtures and equipment for the Term of this Sublease and Sublandlord shall have no obligation to furnish the Subleased Premises or provide any office fixtures or equipment to Subtenant except for those items under FF&E referenced in Section 2.2. Notwithstanding anything to the contrary stated in this Sublease, Subtenant and Sublandlord agree that from the Sublease Commencement Date through and continuing until November 30, 2019, Sublandlord shall have access and use rights to the finished goods area located within the Subleased Premises.

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20. Broker. Subtenant hereby represents that it has not dealt with any broker in connection with this Sublease or the Subleased Premises other than Savills Studley (“Subtenant’s Broker”) which is representing Subtenant in connection with this Sublease. Sublandlord hereby represents that it has not dealt with any broker in connection with this Sublease or the Subleased Premises other than Colliers International (“Sublandlord’s Broker”), which is representing Sublandlord in connection with this Sublease. Sublandlord and Subtenant shall indemnify, defend and hold harmless each other from and against any and all claims of any brokers, other than Subtenant’s Broker or Sublandlord’s Broker, claiming to have represented either Subtenant or Sublandlord respectively in connection with the Sublease or the Subleased Premises.

21. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

22. Interpretation. This Sublease shall be governed by and construed in accordance with California law. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

23. Confidentiality. The parties shall treat the contents of this Sublease as confidential information and shall not disclose the terms and conditions hereof to other parties; provided, however, each party may disclose portions of this Sublease to its officers, directors, employees, attorneys, architects, accountants, and other consultants and advisors to the extent such persons need to know such information provided such parties are first informed of the confidential nature of such information and each such party agrees to treat the information as confidential. In addition, the contents of this Sublease may be divulged to the extent, but only to the extent, required by law or in any administrative or judicial proceeding in which a party is required to divulge such information, however in such event such party shall notify the other prior to making such disclosure.

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24. Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party has signed and delivered to the other party at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

25. Authority to Execute. Subtenant and Sublandlord each represents and warrants to the other that each person executing this Sublease on behalf of such party is duly authorized to so execute and deliver this Sublease.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLANDLORD:		SUBTENANT:

PNEUMRX, INC., a Delaware corporation		MINERVA SURGICAL, INC., a Delaware corporation

By:	/s/ David Hahn	By:	/s/ David M Clapper

Name:	David Hahn	Name:	David M Clapper

Title:	Head of PneumRx	Title:	President and CEO

Date:	6/5/2019	Date:	6/4/2019

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EXHIBIT A

Master Lease

17

MISSION PARK

LEASE

BY AND BETWEEN

WASHCOP I LIMITED PARTNERSHIP,

a Delaware limited partnership

as “Landlord”,

AND

PNEUMRX, INC.,

a Delaware corporation,

as “Tenant”.

Table of Contents

1.	Basic Lease Terms	1
2.	Delivery of Possession and Commencement; Landlord’s Work	4
3.	Lease Term	5
4.	Rent Payment	8
5.	Security Deposit	10
6.	Use of the Premises; Hazardous Materials	10
7.	Utility Charges; Building Maintenance	19
8.	Taxes, Assessments and Operating Expenses	22
9.	Parking	27
10.	Indemnification	27
11.	Insurance; Waiver of Subrogation	28
12.	Property Damage	30
13.	Condemnation	32
14.	Assignment, Subletting and Other Transfers	33
15.	Tenant Default	35
16.	Landlord Default	39
17.	Surrender at Expiration or Termination	39
18.	Mortgage or Sale by Landlord; Estoppel Certificates	41
19.	Liens	42
20.	Attorneys Fees; Waiver of Jury Trial	42
21.	Limitation on Liability; Transfer by Landlord	43
22.	Landlord’s Right to Perform Tenant’s Covenants	43
23.	Mortgagee Protection	44
24.	Real Estate Brokers; Finders	44
25.	Miscellaneous	44
26.	Special Provisions	49

Page i

LEASE

For valuable consideration, Landlord and Tenant hereby covenant and agree as follows:

1.	Basic Lease Terms.

1.1.	Reference Date of Lease. November 6, 2015

1.2.	Landlord. WASHCOP I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”)

Address for Payment of Rent:	c/o Mission Park PO Box 511468 Los Angeles, CA 90051-8023

Address For Notices:	c/o Washington Real Estate Holdings, LLC 600 University Street, Suite 2820 Seattle, WA 98101

1.3.	Tenant. PNEUMRX, INC., a Delaware corporation (“Tenant”)

Trade Name: PneurnRx, a BTG International Group Company

Address for Notices and Invoices:	530 Logue Ave Mountain View, CA 94043 Telephone: (650) 625-8910 Facsimile: (650) 625-8915 Email: ap.pneumrx@btzolc.com

Taxpayer ID Number:

1.4.	Building. The approximately 60,448 square foot building shown on Exhibit A-1 and located at the address commonly known as 4251-4255 Burton Drive, Santa Clara, CA 95054 (the “Building”)

1.5.

Premises; Premises Area. A portion of the Building as generally shown on the attached Exhibit A-2 (the “Premises”). The Premises shall consist of approximately 32,719 rentable square feet having a street address of 4255 Burton Drive, Santa Clara, CA 95054 (the “Premises Area”).

1.6.

Outside Area. All areas and facilities within the Project (as defined below) exclusive of the interior of the Building which are not appropriated to the exclusive occupancy of tenants, including all non-reserved vehicle parking areas, perimeter roads, traffic lanes, driveways, sidewalks, pedestrian walkways, landscaped areas, signs, service delivery facilities, truck maneuvering areas, trash disposal facilities, common storage areas, common utility facilities and all other areas for non-exclusive use (the “Outside Area”). Landlord reserves the right to change, reconfigure or rearrange the Outside Area and to do such other acts in and to the Outside Area as Landlord deems necessary or desirable:, provided, however, such change or reconfiguration shall not in any way deprive or reduce Tenant’s access to the Premises nor the ability of Tenant to conduct its business in the ordinary course.

1.7.

Project. The project in which the Premises and Building are located (and which includes the Premises and Building) is commonly known as Mission Park (the “Project”), as generally shown on Exhibit B attached hereto and incorporated herein. Landlord reserves the right to construct additional buildings within the Project, in which event the area of such buildings shall be added to the area of the existing buildings to determine the total building area of the Project; provided, however, such construction shall not materially deprive or reduce Tenant’s access to the Premises nor the ability of Tenant to conduct its business in the ordinary course. Landlord further reserves the right to incorporate into the Project any real property adjacent to the Project and on which one or more buildings have been constructed.

1.8.

Permitted Use. General office, research and development, light medical manufacturing and lab use consistent with R&D buildings and all other legally accepted uses per the City of Santa Clara (the “Permitted Use”).

1.9.	Lease Term.

1.9.1.

Commencement Date. The date that is the later to occur of (i) February 1, 2016, or (ii) the date on which Landlord Substantially Completes the Landlord’s Work described in Exhibit C attached hereto (the “Commencement Date”) provided, however, that Tenant acknowledges that some exterior work at 4251 Burton Drive may remain to be done by Landlord following the Commencement Date, such that the Commencement Date shall not be delayed or deferred thereby. Landlord shall tender possession of the Premises to Tenant on the Delivery Date (as defined in Section 2.1 below). Notwithstanding the foregoing, Landlord shall complete all Facade Renovation Work (as defined in Exhibit C) no later than April 1, 2016.

1.9.2.	Expiration Date. The last day of the 84th full calendar month after the calendar month in which the Commencement Date occurs (the “Expiration Date”), subject to Paragraph 3.2 below.

1.9.3.	Extension Options. One (1) period of three (3) years.

1.9.4.

Number of Full Calendar Months. Approximately eight-four (84) full calendar months plus the First Partial Month, if any (as defined below); if the Commencement Date does not occur on the first day of a month, the Lease Term shall additionally include that portion of the month in which the Commencement Date occurs and which follows the Commencement Date (the “First Partial Month”).

1.10.	Base Rent. Subject to Paragraphs 3 and 4.1, monthly payments of base rent (“Base Rent”) shall be according to the following schedule:

Lease Months	Monthly Base Rent
1-12	$75,253.70
13-24	$77,511.31
25-36	$79,836.65
37-48	$82,231.75
49-60	$84,698.70
61-72	$87,239.66
73-84	$89,856.85

If the Commencement Date does not occur on the first day of a month, Base Rent for the First Partial Month shall be equal to the initial monthly Base Rent set forth in the chart above, prorated to reflect the number of days during the First Partial Month,

1.11.	Security Deposit. $102,446.38 (the “Security Deposit”).

1.12.

Tenant’s Proportionate Share(s). Subject to Paragraph 8.2, (i) Tenant’s initial proportionate share for Taxes (as defined in Paragraph 8.2.1) is 54.13%, and (ii) Tenant’s initial proportionate share for Operating Expenses (as defined in Paragraph 8.3) is 54.13%.

1.13.

Estimated Monthly Operating Expenses and Taxes for 2015: $9,677.33 per month for Operating Expenses and $2,912.20 per month for Taxes for an aggregate estimated monthly payment for allocation toward Operating Expenses and Taxes equal to $12,589.53.

1.14.

CC&R’s. Those certain covenants, conditions and restrictions recorded in Book E671, Page 414, Official Records of Santa Clara County, on July 26, 1979, as amended and as may be amended from time to time (the “CC&R’s”).

1.15.	Landlord’s Work. Those improvements to the Premises to be constructed by Landlord pursuant to Exhibit C attached herein and incorporated herein (“Landlord’s Work”).

1.16.	Landlord’s Agents. Landlord’s agents, partners, subsidiaries, directors, officers, and employees (“Landlord’s Agents”).

1.17.	Tenant’s Agents. Tenant’s agents, employees, contractors, subtenants, or invitees (“Tenant’s Agents”).

1.18.	Guarantor(s). BTG International Inc., a Delaware corporation.

1.19.	First Right to Lease. See Paragraph 26.1.

1.20.	Tenant’s Early Termination Option. See Paragraph 3.2.

This lease (this “Lease”) is entered into as of the Reference Date set forth above by Landlord and Tenant (each as defined above in the Basic Lease Terms).

2.	Delivery of Possession and Commencement; Landlord’s Work.

2.1.

Delivery. Landlord shall deliver possession of the Premises (the date on which such delivery occurs, the “Delivery Date”) to Tenant in its as-is, where-is condition. The “Projected Delivery Date” is November 1, 2015. Should Landlord be unable to deliver possession of the Premises on the Projected Delivery Date, (i) Tenant shall take possession of the Premises when Landlord notifies Tenant that the Premises are ready for delivery to Tenant as set forth in this Lease, and (ii) the Commencement Date shall nevertheless occur on the date set forth in Paragraph 1.9.1. However, the Commencement Date shall not be subject to delay for “Tenant Delays,” which shall mean any delay or delays resulting from one or more of the following:

2.1.1.	Tenant’s failure to furnish information to Landlord for the preparation of plans and drawings for the Tenant Improvements in accordance with Exhibit C;

2.1.2.	Tenant’s request for special materials, finishes or installations, which are not readily available;

2.1.3.	Tenant’s failure to timely approve plans and Working Drawings requiring Tenant’s approval in accordance with Exhibit C;

2.1.4.	Tenant’s changes in plans and/or Working Drawings after their approval by Landlord;

2.1.5.

Tenant’s failure to complete any of its own improvement work to the extent Tenant delays completion by the City of its final inspection and approval of the Tenant Improvement Work described in Exhibit C;

2.1.6.	Interference with Landlord’s Work caused by Tenant or by Tenant’s contractors or subcontractors; or

2.1.7.	A breach of, or a default by Tenant under this Lease (including, without limitation Exhibit C) which remains uncured after expiration of applicable notice and cure periods.

Except as expressly set forth herein, Landlord shall have no liability to Tenant for any delays in the delivery of possession and neither Landlord nor Tenant shall have the right to terminate this Lease as the result of such delays. Notwithstanding the foregoing or anything to the contrary elsewhere herein, if the Delivery Date has not occurred (i) on or before November 15, 2015 for reasons other than due to Tenant Delays or Force Majeure, Tenant shall be entitled to rent abatement of one (1) day for each day of delay after November 15, 2015, (ii) on or before December 15, 2015 for reasons other than due to Tenant Delays or Force Majeure, Tenant shall be entitled to rent abatement of two (2) days for each day of delay after December 15, 2015, and (iii) in the event the Delivery Date does not occur on or before January 15, 2016, Tenant, in its sole and absolute discretion, may elect to terminate this Lease by delivering written notice to Landlord at any time prior to the date the Delivery Date actually occurs, provided, such delay is not the direct result of a Tenant Delay. Any rent abatement accrued shall be credited starting with the first day Rent commences after occurrence of the actual Delivery Date.

2.2.

Landlord’s Work; As-ls Delivery. Landlord shalt deliver the Premises to Tenant on the Delivery Date: vacant, broom clean and with the “Building Systems” (as defined in below) in good working order (the “Delivery Condition”). Tenant acknowledges that Substantial Completion of the Landlord’s Work shall not be a precondition to Landlord’s ability to tender delivery of the Premises to Tenant. Landlord represents that the exterior of the Building will conform to governmental regulations, including ADA (as defined below) upon completion of the Landlord’s Work; however, Tenant acknowledges that some exterior ADA-compliance work to 4251-4255 Burton Drive may remain to be done by Landlord following the Commencement Date, such that (i) the Commencement Date will not be delayed or deferred thereby, and (ii) completion of remaining items of Landlord’s Work shall not prohibit Tenant from obtaining or maintaining, in connection with the Tenant Improvements, final permit sign-off and any other approval which is required from the City of Santa Clara in order for Tenant to legally occupy the Premises, and Landlord shall complete same with reasonable diligence, whereupon Landlord’s warranty with respect to such work at 4255 Burton Drive shall fully apply. Landlord further represents that, subject to Tenant’s completion of the Tenant Improvements, all structural elements and existing subsystems of the Premises, including but not limited to HVAC, mechanical, electrical, plumbing, life safety and sprinkler systems (collectively, the “Building Systems”) are in good working condition and repair upon the Delivery Date. Should any of the Building Systems need repair or replacement during the initial one hundred and twenty (120) days following the Delivery Date, Landlord shall promptly repair such at its sole cost and expense, the costs of which shall not be included as Operating Expenses.

3.	Lease Term.

The term of this Lease shall commence on the Commencement Date and expire on the Expiration Date (the “Lease Term”). The Expiration Date of this Lease shall be the date stated in the Basic Lease Terms or, if delivery of the Premises is delayed as set forth in Paragraph 2.1 or Paragraph 2.2, the last day of the calendar month that is the number of full calendar months stated in the Basic Lease Terms from the month in which the Commencement Date occurs. When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum setting forth such date in the form attached hereto and incorporated herein as Exhibit D.

3.1.

Option to Extend Term. Provided that Tenant is not in default under this Lease (beyond the expiration of all applicable notice and cure periods) at the time of exercise of its Extension Option (hereafter defined in this Paragraph 3.1 and at commencement of the Extension Term (hereafter defined in this Paragraph 3.1, Tenant shall have the option (the “Extension Option”) to extend the initial term of this Lease (the “Initial Term”) for one (1) period of three (3) years (the “Extension Term”), commencing at the expiration of the Initial Term.

3.1.1.

If Tenant exercises the Extension Option, Tenant shall give unconditional written notice (the “Exercise Notice”) of its exercise to Landlord not earlier than twelve (12) months and not later than nine (9) months prior to the expiration of the Initial Term. Tenant’s failure to give the

Exercise Notice in a timely manner shall be deemed a waiver of Tenant’s Extension Option. The terms, covenants and conditions applicable to the Extension Term shall be the same terms, covenants and conditions of this Lease applicable during the Initial Term, except that: (i) Tenant shall not be entitled to any further options to extend the Term of this Lease beyond the Extension Term; and (ii) the Monthly Rent for the Premises shall be the Fair Market Rental Value (hereafter defined in Paragraph 3.1.2) of the Premises. All unexercised Extension Options shall automatically terminate and become null and void upon the earlier to occur of (1) the occurrence of any uncured event of default by Tenant (beyond the expiration of all applicable notice and cure periods) of any monetary obligation hereunder, (2) the termination of Tenant’s right to possession of the Premises, (3) the termination of this Lease, (4) any assignment or transfer, by operation of law or otherwise, of all or substantially all of Tenant’s interest in this Lease (other than to a Permitted Transferee), or (5) the failure of Tenant to timely or properly exercise its Extension Option as aforesaid. Once delivered, an Exercise Notice cannot be rescinded or revoked by Tenant.

3.1.2.

For purposes of this Paragraph 3.1, “Fair Market Rental Value” of the Premises shall be equal to the greater of (a) the base rental rate being paid in the final year of the Initial Term, or (b) one hundred percent (100%) of the rental rate at which tenants lease comparable space to the Premises which is located in the Santa Clara submarket as of the commencement of the Extension Term. For this purpose, “comparable space” shall be a proportional combination of research and development and office space that is: (i) not subleased; (ii) not subject to another tenant’s expansion rights; (iii) comparable in age, size, location, and quality to the Premises; and (iv) leased for a term comparable to the Extension Term. In determining the rental rate of comparable space, the parties shall take into consideration periodic rent escalations and also take into consideration the following concessions for renewing tenants: (A) rental abatement concessions, if any, being granted to renewing tenants in connection with the comparable space; and (B) tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the applicable premises, based on the age, quality, and layout of the improvements. Notwithstanding anything to the contrary herein, the Fair Market Rental Value of the Premises as determined pursuant to this Paragraph 3.1 shall include annual escalations during the Extension Term.

3.1.3.

Within thirty (30) days after Landlord receives the Exercise Notice, Landlord shall provide in writing to Tenant its estimate of the Fair Market Rental Value of the Premises for the Extension Term. Landlord and Tenant shall for an additional thirty (30) days thereafter attempt in good faith to agree on the Fair Market Rental Value of the Premises for the Extension Term. If Landlord and Tenant agree on the Fair Market Rental Value of the Premises for the Extension Term during such thirty (30) day period, they shall immediately execute an amendment to this Lease stating the Monthly Rent for the Extension Term.

3.1.4.

If Landlord and Tenant are unable to agree on the Monthly Rent for the Extension Term within the thirty (30) day period described in the second sentence in Paragraph 3.1.3, then within ten (10) days after the expiration of said thirty (30) day period, either Landlord or Tenant may refer the matter to arbitration as provided for in this Paragraph 3.1.4. The determination of the arbitrator(s) shall be limited to the sole issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrator(s). The arbitrator(s) must be a neutral licensed real estate broker(s) who has/have been active in the leasing of commercial properties in the Santa Clara, California area over the five (5) year period ending on the date of his/her/their appointment as arbitrator(s). Landlord and Tenant reserve the right to object to any arbitrator that has conducted business with the other party at any time over the three (3) year period ending on the date of his/her/their appointment as arbitrator(s). Within thirty (30) days after the date either Landlord or Tenant has referred to arbitration the determination of Fair Market Rental Value of the Premises (the “Arbitration Referral Date”), Landlord and Tenant shall each (i) appoint one arbitrator and notify the other party of the arbitrator’s name and business address, and (ii) notify the other party of their determination of Fair Market Rental Value. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within fifteen (15) days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the arbitrator’s name and business address. Within thirty (30) days after the appointment of the third arbitrator, the three (3) arbitrators shall decide whether the parties will use Landlord’s or Tenant’s submitted Fair Market Rental Value and shall notify Landlord and Tenant of their decision. The decision of the majority of the three (3) arbitrators shall be binding on Landlord and Tenant. If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the Arbitration Referral Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator’s appointment. The arbitrator’s decision shall be binding on Landlord and Tenant. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration under the commercial arbitration rules of the American Arbitration Association (“AAA”), provided that in the event of any inconsistency between such arbitration rules and the terms and conditions of this Paragraph 3.1.4, the terms and conditions of this Paragraph 3.1.4 shall govern; and provided, further however, that the sole function of the AAA arbitrator shall be to select either Landlord’s or Tenant’s submitted Fair Market Rental Value. If Landlord and Tenant each fail to appoint an arbitrator in a timely manner, the matter to be decided shall be submitted without delay to binding arbitration under the commercial arbitration rules of the American Arbitration Association, subject to the provisions of this Paragraph 3.1.4. If only one of the parties has given notice of its determination of Fair Market Rental Value within thirty (30) days after the Arbitration Referral Date, then such determination shall be the Fair Market Rental Value for the Premises for the Extension Term. If Landlord and Tenant both fail to give notice of their determination of Fair Market Rental value within thirty (30) days after the Arbitration Referral Date, the determination of Fair Market Rental Value shall be submitted without delay to binding arbitration under the commercial arbitration rules of the American Arbitration Association, subject to the provisions of this Paragraph 3.1.4, and provided, further however, that the sole function of the AAA arbitrator shall be to select either Landlord’s or Tenant’s submitted Fair Market Rental Value. The cost of the arbitration as provided for in this Paragraph 3,1.4 shall be paid by the losing party. After the Monthly Rent for the Extension Term has been set, the arbitrator(s) shall immediately notify Landlord and Tenant, and Landlord and Tenant shall immediately execute an amendment to this Lease stating the Monthly Rent for the Extension Term.

3.2.

Tenant’s Early Termination Option. Notwithstanding anything to the contrary herein, provided Tenant is not, at the time of notice, in material default of this Lease beyond the expiration of any applicable notice and cure period, Tenant shall have the right to terminate this Lease effective as of the last day of the sixty-second (62nd) full Lease Month of the Initial Term (the “Early Termination Date”). To exercise such right, Tenant must provide written notice to Landlord at least twelve (12) months prior to the Early Termination Date. If Tenant elects to terminate this Lease early as provided herein, the Early Termination Date shall operate as if that date were the time originally fixed for the termination of this Lease and this Lease shall come to an end with the same force and effect as if such Early Termination Date were the date herein provided for the normal expiration hereof; provided that, if, at the time Tenant provides written notice of exercise of its Early Termination Option, it has already provided Tenant’s Notice of Acceptance to lease the FRL Space (as described in Paragraph 26 below). Tenant’s obligation to lease the FRL Space shall be unaffected by such early termination and shall continue in full force and effect. With Tenant’s notice of exercise, and as a condition to the effectiveness thereof Tenant shall pay to Landlord as an “Early Termination Payment” an amount equal to the sum of (A) $523,437.98, which is the Base Rent that otherwise would have been payable during Lease Months 63-68, inclusive, had Tenant not exercised its Early Termination Option, plus (B) the then-unamortized portion, as of the Early Termination Date, of the sum of (i) the Tenant Improvement Allowance, plus (ii) all brokers’ fees and commissions paid by Landlord in connection with this Lease, with the costs listed in clauses (i) and (ii) above inclusive to be amortized over an eighty-four (84) month period beginning on the Lease Commencement Date. Further, all provisions of this Lease that are to become effective on the termination of this Lease shall become operative or effective on the Early Termination Date. Tenant’s right to terminate this Lease early shall automatically terminate and become null and void upon the earlier to occur of: (I) the occurrence of any uncured event of default (beyond the expiration of all applicable notice and cure periods) by Tenant of any monetary obligation hereunder, (2) the termination of Tenant’s right to possession of the Premises, (3) the termination of this Lease, (4) any assignment or transfer, by operation of law or otherwise, of all or substantially all of Tenant’s interest in this Lease (other than to a Permitted Transferee), or (5) the failure of Tenant to timely or properly exercise the Early Termination Option as aforesaid.

4.	Rent Payment.

4.1.	Base Rent; Additional Rent. Tenant shall pay to Landlord the Base Rent for the Premises set forth in the Basic Lease Terms and all amounts other than Base Rent that this Lease requires

(“Additional Rent”) without demand, deduction or offset. As used herein, “Rent” or “rent” shall mean Base Rent and Additional Rent. Payment shall be made in U.S. currency payable to Landlord and mailed to the address for rent payments as set forth above or as otherwise may be designated in writing by Landlord, or at the election of Tenant by wire transfer to Landlord directed as follows:

To:

ABA No.:

Account No.:

The foregoing wiring instructions are subject to change upon reasonable prior notice by Landlord. Simultaneous with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall pay to Landlord the following amounts to be applied as set forth below:

4.1.1.	Base Rent to be applied toward Base Rent due for the first (1st) month of the Lease Term shall be $75,253.70.

4.1.2.	Estimated payment of Operating Expenses and Taxes in the amount of $12,589.53 to be applied toward Additional Rent due for the first month of the Lease Term.

Thereafter, Base Rent and Additional Rent shall be payable in advance on the first day of each month during the Lease Term. Base Rent and Additional Rent for any partial month during the Lease Term shall be prorated to reflect the number of days during the relevant month. Payment by Tenant or receipt by Landlord of any amount less than the full Base Rent or Additional Rent due from Tenant, or any disbursement or statement on any check or letter accompanying any check or rent payment, shall not in any event be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rental or pursue any other remedy provided in this Lease.

4.2.

Payment; Lockbox. Tenant shall pay Base Rent, Additional Rent or other charges under this Lease to Landlord or Landlord’s Agents at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, or at Tenant’s election, by wire transfer. Landlord or Landlord’s bank may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease, at law or in equity. At Landlord’s election, Tenant shall pay Base Rent, Additional Rent or other charges under this Lease to a “lockbox” or other depository whereby wire transfers or checks issued in payment of such items, as applicable, are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord’s authority); for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until the date on which such funds are actually received by Landlord or the “lockbox”, (ii) Landlord shall be deemed to have accepted such payment if (and only it) Landlord shall not have immediately refunded (or attempted to immediately refund) such payment to Tenant and (iii) if Tenant has not elected, as provided above, to make payments required by this Lease via wire transfer and instead makes such payments via check, Landlord shall not be bound by any endorsement or statement on any check or any letter accompanying any check or payment and no such endorsement, statement or letter shall be deemed an accord and satisfaction.

5.	Security Deposit.

Simultaneous with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall pay the Security Deposit in the amount set forth in the Basic Lease Terms, as security for the faithful performance by Tenant of all of its obligations under this Lease. Landlord may commingle the Security Deposit with its funds and shall have no obligation to pay any interest on the Security Deposit. If Tenant defaults with respect to any provisions of this Lease (which default remains uncured following the expiration of any applicable notice and cure periods), Landlord shall have the right to offset against the Security Deposit for the payment of any Rent or any other sum in default. Offset against the Security Deposit shall not be an exclusive remedy in any of the above cases but may be invoked by Landlord, at its option, in addition to any other remedy provided by law or this Lease for Tenant’s nonperformance. Landlord shall give notice to Tenant each time an offset is claimed against the Security Deposit, and unless the Lease is terminated, Tenant shall within ten (10) business days after such notice restore the Security Deposit to its original amount. Tenant’s failure to make such deposit after offset shall be a default under this Lease. Any remaining balance of such Security Deposit shall be returned by Landlord to Tenant (or at Landlord’s option, to the last assignee of Tenant) within forty-five (45) days following the expiration of the Lease Term. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, and agrees that Landlord may hold and apply the Security Deposit to future rent damages.

6.	Use of the Premises; Hazardous Materials.

6.1.

Permitted Use: CC&Rs. Subject to Tenant’s acknowledgment set forth in Paragraph 2.2, the Premises shall be used for the Permitted Use set forth in the Basic Lease Terms and for no other purpose without Landlord’s prior written consent which may be withheld in Landlord’s sole and absolute discretion. Tenant agrees that the Premises are subject and this Lease is subordinate to the CC&Rs. Tenant acknowledges receipt of a copy of the CC&Rs and further acknowledges that it has read the CC&Rs and knows the contents thereof. From and after the Commencement Date and continuing through the Lease Term, Tenant shall faithfully and timely perform and comply in all material respect, with the existing recorded CC&Rs and any modification or amendments thereof, provided any such modifications or amendments to the CC&Rs do not materially diminish Tenant’s rights nor materially increase Tenant’s obligations under the Lease and Tenant is promptly provided a copy of any such modification or amendment.

6.2.	Compliance with Applicable Laws and Requirements.

6.2.1.

In connection with its use during the Term, Tenant shall at its expense comply in all material respect, with the CC&R’s, all applicable laws, ordinances, regulations, codes and orders of any governmental or other public authority including without limitation, any and all Hazardous Materials Laws as defined in Paragraph 6.6.6 (together with any supplements or modifications thereto, “Applicable Laws”), and also including, without limitation, those requiring alteration of the Premises because of Tenant’s specific use or required pursuant to Paragraph 6.6. Tenant, at Tenant’s sole cost and expense, shall obtain and maintain any and all permits and licenses required in order for Tenant to operate the Permitted Use in the Premises. Tenant shall not commit any material continuing public or private nuisance or any other act or thing, which might or would disturb the quiet enjoyment of any tenant or occupant of the Building, any other portion of the Project or any nearby property. Tenant shall not invalidate or impair any roof warranty; nor place any loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure, provided that Landlord has provided Tenant written notice of such load restrictions; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Except to the extent expressly permitted pursuant to Paragraph 6.2.3 below, Tenant shall not store or permit to be stored or otherwise placed any other material of any nature whatsoever outside the Building.

6.2.2.	From and after the Delivery Date and continuing through the Lease Term, Tenant shall not:

(i)    Permit any vehicle on the Project to emit exhaust which is in violation of any governmental law, rule, regulation or requirement:

(ii)    Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which matter, as reasonably determined by Landlord or any governmental entity with jurisdiction, does or may pollute or contaminate the same, or is or may become radioactive, or may adversely affect (i) the health or safety of persons, whether on the Premises, the Project, or elsewhere, (ii) the condition, use or enjoyment of the Premises, the Project, or any other teal or personal property located on the Premises, the Project or elsewhere, or (iii) the Premises, the Project, or any of the improvements constructed thereon, including buildings, foundations, pipes, utility lines, landscaping or parking areas;

(iii)    Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area, and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises;

(iv)    Create, or permit to be created, any sound pressure level which will materially and unreasonably interfere with the quiet enjoyment of any real property outside the Premises or the Project, or which will create a material continuing nuisance or violate any governmental law, rule, regulation or requirement;

(v)    Create or permit to be created any ground vibration that is discernible outside the Premises or the Project; or

(vi)    Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation, which is harmful or hazardous to any person or property in, on or about the Premises, the Project, or elsewhere.

6.2.3.

Exterior Storage. Notwithstanding anything to the contrary elsewhere in this Lease, Tenant shall have the right to use for dead storage purposes only a portion of the Outside Area directly adjacent to the Building, the exact location and size of which to be mutually agreed to by the parties (such area, the “Exterior Storage Area”), under the following terms and conditions:

(i)    Tenant shall accept the Exterior Storage Area in its current “as-is”, “where-is” condition. Landlord has no obligation to perform any construction or other work to the Exterior Storage Area or elsewhere at the Building or adjacent portions of the Outside Area in preparation for Tenant’s use of any such Exterior Storage Area. Except as expressly provided elsewhere herein, Tenant acknowledges that neither Landlord nor any agent or representative of Landlord has made any representation or warranty with respect to the suitability of the Exterior Storage Area for Tenant’s proposed uses, Tenant shall be required to obtain at its sole cost any zoning and land use permits and approvals required by applicable governmental authority prior to the use of the Exterior Storage Area.

(ii)    Prior to its use thereof, Tenant must install at its sole cost fencing or other barrier to enclose the Exterior Storage Area and separate it from the remainder of the Outside Area. Such fencing or barrier must be high enough to accommodate any roof/covering required elsewhere in this Section 6.2.3, be made of opaque, noncombustible materials, and must include signage/placards and a locking gate with an emergency exit bar for emergency egress from the Exterior Storage Area.

(iii)    All Hazardous Materials (as defined below) proposed to be stored by Tenant in the Exterior Storage Area must be separated by compatibility and include a firewall with at least 20 ft of separation. Any proposed use of the Exterior Storage Area for chemical storage shall also obligate Tenant to install a roof system or enclosed containment to prevent rain water from filling the secondary containments.

(iv)    The design and appearance of all such fencing and other improvements required above (the “Exterior Storage Area Improvements”) shall be subject to the Landlord’s prior approval, shall be kept, maintained, repaired, and replaced as necessary by Tenant to keep the same in good working order and condition at all times at Tenant’s sole cost and expense, and shall be removed by Tenant at its sole cost and expense prior to the expiration or earlier termination of this Lease and the surface of the Exterior Storage Area returned to substantially its prior condition.

(v)    No additional Rent shall be paid by Tenant for use of the Exterior Storage Area; provided, however that Tenant shall be solely responsible for the timely payment of all utilities, including without limitation electricity, used in connection therewith.

(vi)    Tenant may not assign, lease, rent, sublet or otherwise transfer any of its interest in the Exterior Storage Area or the Exterior Storage Area Improvements except together with a permitted assignment of Tenant’s entire interest in this Lease pursuant to Section 14 below.

(vii)    All other provisions of this Lease (except those pertaining to the payment of Rent) shall be applicable to the Exterior Storage Area and the use of the Exterior Storage Area Improvements by Tenant as if the former were part of the Premises.

6.3.

Signage. Tenant shall have the non-exclusive right to install (i) Building monument signage, and (ii) Building standard lobby and suite signage at the entrance doors of the Premises. The location, size, design, color and other physical aspects of Tenant’s identification signage shall comply with the sign criteria for the Project attached hereto and incorporated herein as Exhibit F and shall be subject to the Landlord’s written approval prior to installation (which shall not be unreasonably withheld), the CC&Rs, and any appropriate municipal or other governmental approvals and any other Applicable Laws; provided, that upon Landlord’s having given its approval thereof, Landlord shall not subsequently require Tenant to make any material changes to the design (other than as to size), graphics, content or color of its name or logo to comply with such signage criteria. All signs installed by Tenant shall be removed upon termination of this Lease with the sign location restored to its former state. The cost of Tenant’s signs, their installation, maintenance and removal expense shall be Tenant’s sole expense. If Tenant fails to maintain its signs, or, if Tenant fails to remove its signs upon termination of this Lease, Landlord may do so at Tenant’s expense and Tenant’s reimbursement to Landlord for such amounts shall be deemed Additional Rent.

6.4.

Alterations. Except for Permitted Alterations (as defined below), Tenant shall make no alterations, additions or improvements to the Premises and/or in, on or about the Building (including, without limitation, lighting, heating, ventilating, air conditioning, electrical, partitioning, window coverings and carpentry installations) (collectively, “Alterations”) without Landlord’s prior written consent as provided in this Paragraph 6.4 and without a valid building permit issued by the appropriate governmental agency, if required.

6.4.1.

To the extent that any Alterations to the Premises constitute “Major Alterations” (as defined below), Landlord may withhold its consent in Landlord’s sole and absolute discretion; otherwise, Landlord’s consent to any Alterations to the Premises other than Major Alterations (and excluding Permitted Alterations as set forth below) shall not be unreasonably withheld. As used herein, “Major Alterations” shall mean any Alterations (i) which arc visible from outside the Premises and/or Building (including design and aesthetic changes), and/or (ii) to the exterior of the Building, the roof of the Building, the heating, ventilation and/or air conditioning systems serving the Premises, the fire sprinkler, plumbing, electrical, mechanical and/or any other systems serving the Premises, any interior, load-bearing walls, the foundation and/or the slab of the Building.

6.4.2.

Together with Tenant’s request for Landlord’s consent to any Alterations other than Permitted Alterations, Tenant shall deliver to Landlord preliminary plans and specifications prepared by a California licensed architect for the proposed Alterations (the “Preliminary Plans and Specifications”). The Preliminary Plans and Specifications shall be in sufficient detail to enable Landlord to fully understand the nature and scope of the proposed Alterations and the potential effect of the proposed Alterations on the Building and Project and shall include, as and if required by Landlord as part of Landlord’s review, full architectural and engineering plans and specifications for the proposed Alterations. Without limiting the foregoing, the Preliminary Plans and Specifications for any proposed Major Alterations shall include full architectural and engineering plans. If Landlord does not approve the Preliminary Plans and Specifications within ten (10) days after receipt. Landlord shall promptly return the Preliminary Plans and Specifications to Tenant, who shall make all necessary revisions after Tenant’s receipt of Landlord’s revisions thereto. This procedure shall be repeated until Landlord approves the Preliminary Plans and Specifications. The approved Preliminary Plans and Specifications, as modified, shall be deemed the “Construction Documents”. Once the Construction Documents have been approved, no further changes to the Construction Documents may be made without prior written approval from both Landlord (pursuant to this Paragraph 6.4) and Tenant. While Landlord has the right to approve the Preliminary Plans and Specifications and the Construction Documents. Landlord’s interest in doing so is to protect the Premises and Landlord’s interests. Accordingly, Tenant shall not rely upon Landlord’s approvals and Landlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of the Preliminary Plans and Specifications and/or the Construction Documents, or the compliance thereof with Applicable Law, and Landlord shall incur no liability of any kind by reason of granting such approvals.

6.4.3.

Tenant shall be permitted, without Landlord’s prior written consent provided that Tenant complies with all other terms and conditions of this Paragraph 6.4, to make nonstructural Alterations. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations to the interior of the Premises following twenty (20) days’ notice to Landlord, provided such Alterations (i) do not affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building, and (ii) do not require a building or construction permit, and (iii) cost less than Thirty-Five Thousand and No/100 Dollars ($35,000.00) in cost per calendar year (the “Permitted Alterations”).

6.4.4.

Tenant shall notify Landlord in writing at least twenty (20) days prior to commencement of any such work to enable Landlord to post a Notice of Non Responsibility or other notice deemed proper before the commencement of such work. Any and all such Alterations shall comply with the CC&Rs and all Applicable Laws including, without limitation, obtaining any required permits or other governmental approvals, shall be performed by a California licensed contractor and shall be done in a good and workmanlike manner conforming in quality and design with the Premises as then currently existing, and shall not diminish the value of the Premises. In connection with any Alterations made by Tenant to the Premises, Landlord may require that Tenant deposit with Landlord prior to the making of such Alterations an amount as reasonable required by Landlord as security for the full and faithful performance of Tenant’s obligations with respect to such Alterations, including, without limitation, the obligation to remove such Alterations at the expiration of the Lease Term or earlier termination of this Lease if required hereby. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant’s property unless the terms of the applicable consent provide otherwise. Landlord shall have the right to require that part or all of the Alterations be removed by Tenant upon expiration or earlier termination of this Lease; however, when Tenant submits to Landlord for Landlord’s review the plans and specifications for any Alterations. Tenant may request in writing in bold, conspicuous lettering, that Landlord specify whether any portion of such Alterations will be required to be removed upon the termination or earlier expiration of the Lease (any such item, a “Required Removable”). If Tenant provides such written request, Landlord shall identify all such Required Removables, either concurrently with giving its response to the plans and specifications in question where Landlord’s consent is required pursuant to this Lease, or otherwise (i.e. for Permitted Alterations, where Landlord’s consent is not required), within ten (10) business days after Tenant’s request. Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to remove or pay for the removal of any of the initial Tenant Improvements. With respect to all Required Removables and any other Alterations which Tenant is required hereunder to remove and restore, Tenant, at its sole cost and expense, shall promptly remove the Required Removables and such other Alterations and shall fully repair and restore the relevant portion(s) of the Premises to their condition prior to the making of such Required Removable and/or other Alteration.

6.5.

Cabling. Tenant shall not install or cause to be installed any cabling or wiring (collectively, “Cabling”) without the prior written consent of Landlord as provided in Paragraph 6.4. Any installation of Cabling shall be performed pursuant to Paragraph 6.4, shall meet the requirements of the National Electrical Code (as may be amended from time to time), and shall comply with the CC&R’s and all Applicable Laws. On or prior to the expiration or earlier termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall remove all Cabling so installed unless Landlord, in its sole and absolute discretion, elects in writing to waive this requirement. Any Cabling removed by Tenant shall be disposed of by Tenant, at Tenant’s sole cost and expense, in accordance with all Applicable Laws.

6.6.	Hazardous Materials.

6.6.1.

Tenant agrees to complete prior to Lease execution the questionnaire attached hereto and incorporated herein as Exhibit E (the “Hazardous Materials Questionnaire”). Tenant represents and warrants that the information completed by Tenant in the Hazardous Materials Questionnaire is true and complete in all material respects as of the Reference Date. Tenant agrees to promptly inform Landlord in writing if any of the information contained in the Hazardous Materials Questionnaire becomes untrue, inaccurate or incomplete.

6.6.2.

Tenant shall not cause or permit any Hazardous Materials to be generated, brought onto, used, stored, released or disposed of on, under, from or about the Premises, the Outside Area, or any other portion of the Project without the prior written consent of Landlord, except for standard office, research and development, light medical manufacturing and lab supplies and standard janitorial supplies which may be Hazardous Materials but only to the extent that such supplies (and the quantities thereof) are normally used in connection with Tenants Permitted Use. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant’s Agent shall strictly comply with all applicable Hazardous Materials Laws. Without limiting the generality of the foregoing, upon the expiration of the Lease Term or the earlier termination of this Lease, Tenant shall comply with all Hazardous Materials Laws relating to the closure of the Premises and/or the removal or remediation of Hazardous Materials present in, on or about the Premises. Notwithstanding the foregoing, Landlord hereby acknowledges receipt of Tenant’s Hazardous Materials Questionnaire, and further agrees and acknowledges that the materials set forth therein (the “Permitted Hazardous Materials”) may be generated, brought onto, used, and stored in or on, the Premises and, to the extent expressly permitted elsewhere in this Lease, specific portions of the Outside Area, without further Landlord consent, in accordance with the terms and conditions of this Paragraph 6; provided that on or prior to the expiration or earlier termination of this Lease, Tenant shall cause all of such Permitted Hazardous Materials to be removed from the Premises, Outside Area, and Project at Tenant’s sole cost and expense and in compliance with all applicable Hazardous Materials Laws.

6.6.3.

Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any Hazardous Materials which relates to the Premises, (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Materials Law, and/or (iii) any notice or communication from a governmental agency or any other person relating to any Hazardous Materials on, under or about the Premises; or (iii) any violation of any Hazardous Materials Laws with respect to the Premises or Tenant’s activities on or in connection with the Premises. Tenant and Tenant’s Agents shall not bring Hazardous Materials of types or quantities differing from those set forth in the Hazardous Materials Questionnaire without first obtaining the written permission of the Landlord. At any time during the Lease term, Tenant shall, within ten (10) business days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant or Tenant’s Agents on the Premises, the nature of such use, and the manner of storage and disposal.

6.6.4.

In the event of a spill, leak, disposal or other release of any Hazardous Materials on, under or about the Premises, the Outside Area, or any other portion of the Project caused by Tenant or any of its contractors, agents or employees or invitees, Tenant shall (i) immediately undertake all emergency response necessary to contain, cleanup and remove the released Hazardous

Material(s), (ii) promptly undertake all investigatory, remedial, removal and other response action necessary or appropriate to ensure that any Hazardous Materials contamination is eliminated to Landlord’s reasonable satisfaction, and (iii) provide Landlord copies of all correspondence with any governmental agency regarding the release (or threatened or suspected release) or the response action, a detailed report documenting all such response action, and a certification that any contamination has been eliminated. To the extent required, any such response action shall be performed, all such reports shall be prepared and all such certifications shall be made by an environmental consultant reasonably acceptable to Landlord.

6.6.5.

If Tenant is not in compliance with any of the provisions of this Section 6, or in the event of a release of any Hazardous Material on, under, from or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees, subtenants or invitees in violation of the provisions of this Lease, Landlord may require Tenant to furnish to Landlord, at Tenant’s sole expense and within thirty (30) days following Landlord’s request therefor, an environmental audit or any environmental assessment with respect to the matters of concern to Landlord. Such audit or assessment shall be prepared by a qualified consultant acceptable to Landlord. In addition, Landlord may cause testing wells to be installed on or about the Outside Area, and may cause the ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes, provided that Landlord shall use diligent efforts to minimize any inconvenience or disruption to Tenant’s business in connection with such installation. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in Paragraph 6.6.7.

6.6.6.

As used herein, the term “Hazardous Material,” means any hazardous or toxic substance, material or waste, which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material.” includes, without limitation, petroleum products, asbestos, PCB’s, and any material or substance which is (i) defined as hazardous or extremely hazardous pursuant to §66160 of Title 26 of the California Code of Regulations, Division 22, (ii) defined as a “hazardous waste” pursuant to §1004 of the Federal Resource Conservation and Recovery Act, 42 USC, §6901 et seq. (42 USC §6903), or (iii) defined as a “hazardous substance” pursuant to §101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC, §9601 et seq. (42 USC §6901). As used herein the term “Hazardous Material Law” shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the US Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

6.6.7.	Tenant shall indemnify, defend and hold harmless Landlord. Landlord’s Agents, any persons holding a security interest in the Premises or any other portion of the Project, and the respective successors and assigns of each of them, for, from and against any and all claims, demands, liabilities, damages, fines, losses (including without limitation diminution in value), costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Hazardous Materials Laws) and expenses (including without limitation attorneys fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) resulting directly or indirectly from the use, presence, removal, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of any Hazardous Materials or breach of any provision of this Paragraph 6, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Agent. Landlord’s rights under this Paragraph 6.6.7 are in addition to and not in lieu of any other rights or remedies to which Landlord may be entitled under this Lease or otherwise. In the event any action is brought against Landlord by reason of any such claim, Tenant shall resist or defend such action or proceeding by counsel satisfactory to Landlord upon Landlord’s demand. The obligation to indemnify, defend and hold harmless shall include, without limitation, to the extent directly resulting from and proximately caused by actions undertaken or permitted by Tenant or a Tenant Agent in violation of this Paragraph 6: (A) reasonable costs incurred in connection with investigation of site conditions, (B) reasonable costs of any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision with respect to Hazardous Materials, (C) diminution in value of the Premises and/or any other portion of the Project, (D) reasonable sums paid in settlement of claims, attorneys fees, consultant and laboratory fees and expert fees, and (E) the value of any loss of the use of the Premises or any other portion of the Project or any part thereof. Tenant’s obligations under this Paragraph 6.6.7 shall survive the expiration or termination of this Lease for any reason. Nothing in this Lease shall impose any liability on Tenant for any Hazardous Materials in existence on the Premises, Building or Project prior to the Possession Date or brought onto the Premises, Building or Project after the Commencement Date by Landlord or its agents, employees, or contractors, in either case only to the extent such Hazardous Materials were not used, removed, treated, stored, generated, transported, released, leaked, spilled, disposed, or otherwise handled by Tenant or any Tenant’s Agents.

6.6.8.

Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in that certain Phase I Environmental Assessment dated August 15, 2013, and prepared by EBI Consulting, a copy of which Tenant acknowledges having received and having had an opportunity to review. Landlord has received no notice from any state or federal agency concerning the presence of Hazardous Materials at the Premises or Building in violation of applicable laws. Landlord shall indemnify, defend and hold harmless Tenant and its successors and assigns of each of them, for, from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Hazardous Materials Laws) and expenses (including without limitation attorneys fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to (i) the existing in, on, under, or about the Premises or Building as of the date of mutual execution hereof, or (ii) the use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling by Landlord or its agents, employees, or contractors of Hazardous Materials on, under or about the Premises or Building; in either case only to the extent such Hazardous Materials were not used, removed, treated, stored, generated, transported, released, leaked, spilled, disposed, or otherwise handled by Tenant or any Tenant’s Agents. Tenant’s rights under this Paragraph 6.6.8 are in addition to and not in lieu of any other rights or remedies to which Tenant may be entitled under this Lease or otherwise. In the event any action is brought against Tenant by reason of any such claim, Landlord shall resist or defend such action or proceeding by counsel satisfactory to Tenant upon Tenant’s demand. Landlord’s obligations pursuant to this paragraph to indemnify, defend and hold harmless shall include, without limitation, (A) reasonable costs incurred in connection with investigation of site conditions, (B) reasonable costs of any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision with respect to such Hazardous Materials, and (C) reasonable sums paid in settlement of claims, attorneys fees, consultant and laboratory fees and expert fees. Landlord’s obligations under this Paragraph 6.6.8 shall survive the expiration or termination of this Lease for any reason. Tenant agrees to notify its agents, employees, contractors, licensees, subtenants, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention. Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord.

6.6.9.

The obligations of Landlord and Tenant under this Paragraph 6.6 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph 6.6. In the event of any inconsistency between any other part of the Lease and this Paragraph 6.6, the terms of this Paragraph 6.6 shall control.

7.	Utility Charges; Building Maintenance.

7.1.	Utility Charges.

7.1.1.

Tenant shall be responsible for and shall pay when due all charges for electricity, natural gas, water, garbage collection, janitorial service, sewer, telephone and all other utilities, materials and services of any kind furnished to the Premises and/or the Building or used by Tenant in, on or about the Premises and/or the Building during the Lease Term. If charges are not separately metered or stated, Landlord shall apportion the utility charges on an equitable basis and Tenant shall pay such charges to Landlord within ten (10) days following receipt by Tenant of Landlord’s statement for such charges. Landlord shall have no liability resulting from any interruption of utility services caused by fire or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause beyond Landlord’s reasonable control, except that Landlord shall exercise commercially reasonable efforts to remedy any interruption, curtailment, stoppage or suspension of services, utilities or systems to be provided for or maintained by Landlord pursuant to this Lease. In the event Landlord fails to perform its obligations to make repairs, alterations or improvements or performs such obligations in a negligent manner, or to the extent any interruption of such services, utilities or systems is the result of the gross negligence or willful misconduct of Landlord or Landlord’s Agents, and any such failure results in Tenant being unable to operate its business at the Premises for three (3) consecutive business days, then Tenant shall be entitled to an equitable abatement of Tenant’s Base Rent and Operating Expenses commencing on the first day Tenant is unable to operate and continuing until the Premises are again suitable for operation of Tenant’s business.

7.1.2.

ENERGY STAR®. Tenant understands that Landlord is required under applicable law to obtain, input and disclose certain benchmarking data for the U.S. Environmental Protection Agency’s ENERGY STAR® Portfolio Manager. Accordingly, within twenty (20) days following written request therefor from Landlord (and thereafter as set forth below), Tenant will complete, execute and deliver to Landlord a data release authorization for each utility serving the Premises maintained in Tenant’s name or otherwise for the account of Tenant, in form and substance required by the relevant utility provider, permitting the relevant utility to disclose to Landlord Tenant’s monthly billing data, building square footage, occupancy type, operational characteristics and other information reasonably required for purposes of inputting the benchmarking data required by the U.S. Environmental Protection Agency’s ENERGY STAR® Portfolio Manager (the “Data Release Authorization”). In addition, if Tenant’s name or entity changes, Tenant shall complete, execute and deliver to Landlord an additional Data Release Authorization within twenty (20) days following receipt of written request therefor from Landlord.

7.2.	Landlord Maintenance and Repairs.

7.2.1.

Landlord’s maintenance, repair and replacement obligations which are paid by Landlord and not reimbursed by Tenant are set forth in this Paragraph 7.2.1. Landlord, at its sole cost and expense, shall be responsible only for (i) repair and replacement of the foundation of the Building (ii) repair and replacement of the structural elements of the Building, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant’s Agents or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by any Alterations made by Tenant or by Tenant’s Agents. The structural elements of the Building shall consists of only the following parts of the Building: the foundation and subflooring, floor/ceiling slabs, the roof structure (including the roof membrane), and the exterior walls, interior bearing or structural walls (excluding, however, interior wall surfaces), curtain walls, mullions, columns, and beams. In addition, the terms “roof-and-walls”, as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries.

7.2.2.

Landlord shall also maintain in good order, condition and repair (i) the roof of the Building (including, without limitation, roof replacement), (ii) the Outside Area serving the Premises, (iii) the heating and air conditioning systems and equipment serving the Premises and the

Building, and (iv) base building mechanical, electrical, life safety, and sprinkler systems serving the Premises and the Building, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant’s Agents or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by any Alterations made by Tenant or by Tenant’s Agents. Landlord shall at all times have exclusive control of the Outside Area, including the right to grant easements or other rights of access to third parties so long as such easements or other rights granted to third parties do not materially impact Tenants business operations, and may at any time temporarily close any part thereof for a reasonable time to the extent necessary, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use the Outside Area in accordance with the rules and regulations as Landlord may from time to time promulgate, and may change the configuration of the Outside Area. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant’s business. In connection with any temporary closure of any portion of the Outside Area for such purposes, Landlord shall make a reasonable effort to not deprive Tenant of reasonable access to the Premises or the ability of Tenant to conduct its business in the ordinary course. It is an express condition precedent to all obligations of Landlord to repair that Tenant shall have notified Landlord of the need for such repairs.

7.3.

Tenant Maintenance and Repairs. Tenant shall at all times and at its own expense clean, keep and maintain in good order, condition and repair, and shall replace, every part of the Premises that is not within Landlord’s obligation pursuant to Paragraph 7.2. Tenant’s repair and maintenance obligations shall include, without limitation, all of the following which are a part of the Premises, which are located in, on or about the Premises, or which are located outside the Premises but serve the Premises: mechanical, electrical, gas, plumbing, water, exhaust, telephone, other communication, and data systems, fixtures, pipes, conduits, appliances, equipment, facilities, and units; fixtures, interior walls, ceiling, floors, windows, doors, entrances, plate glass, skylights, and fans; lighting fixtures, ballasts, lamps and non-structural portions of the roof. Tenant shall also be responsible, at its sole cost and expense, for all pest control in, on, or about the Premises. Tenant shall refrain from any discharge that will damage the septic tank or sewers serving the Premises, if the Premises have a separate entrance, Tenant shall keep the sidewalks abutting the Premises or the separate entrance free and clear of debris, and obstructions of every kind.

7.4.

Security. Tenant acknowledges and agrees that Tenant is responsible for securing the Premises and that Landlord does not, and shall not be obligated to, provide any police personnel or other security services or systems for any portion of the Premises, Building, Outside Area and/or Project.

7.4.1.

Interference. Landlord shall have no liability for interference with Tenant’s use when making alterations, improvements or repairs to the Building, Outside Area or the Project provided the work is performed in a reasonable manner. Notwithstanding the foregoing, in exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant’s business, and Landlord shall make a reasonable effort to not deprive Tenant of reasonable access to the Premises or the ability of Tenant to conduct its business in the ordinary course.

8.	Taxes, Assessments and Operating Expenses.

8.1.

Payments. Tenant shall pay Landlord monthly, as Additional Rent, Tenant’s proportionate share of Operating Expenses and Taxes which are, as determined by Landlord, allocable or attributable to the Building, the parcel on which the Building is located, the Outside Area within the parcel on which the Building is located and such other Outside Areas at the Project; provided, however, and notwithstanding any provision of this Lease to the contrary, Tenant shall pay Landlord, in accordance with this Paragraph 8, the entire amount (and not just Tenant’s proportionate share) of any Operating Expense incurred by Landlord which relates solely to the Premises or which are incurred solely for or on behalf of Tenant. Commencing on the Commencement Date (subject to Paragraph 3) and thereafter in advance on the first day of each month during the Lease Term, Tenant shall pay a monthly sum as Additional Rent representing Tenant’s proportionate share of Taxes and Operating Expenses. Within one hundred eighty (180) days following the end of each calendar year, or as soon thereafter as is reasonably possible, Landlord shall furnish Tenant a statement of such actual expenses (“Actual Expenses”) for the calendar year and the payments made by Tenant with respect to such period. If Tenant’s payments for Operating Expenses and Taxes do not equal the amount of the Actual Expenses, Tenant shall pay Landlord the deficiency within forty-five (45) days after receipt of such statement. If Tenant’s payments exceed the Actual Expenses, Landlord shall offset the excess against the Operating Expenses thereafter becoming due to Landlord. There shall be appropriate adjustments of Operating Expenses and Taxes as of the Commencement Date and expiration of the Lease Term.

8.2.

Tenant’s Proportionate Share. Tenant’s proportionate share of Taxes shall mean that percentage which the Premises Area set forth in the Basic Lease Terms bears to the total rentable square footage of all buildings in the Project located on the same Tax Parcel as the Building. Tenant’s proportionate share of Operating Expenses for the Building shall be computed by dividing the Premises Area by the total rentable area of the Building. If in Landlord’s reasonable judgment either of these methods of allocation results in an inappropriate allocation to Tenant, Landlord shall select some other reasonable method of determining Tenant’s proportionate share.

8.2.1.

Taxes Charged. As used herein, “Taxes” means any form of assessment, license, fee, rent tax, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the tax parcel in which the Building is located (the “Tax Parcel”) or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) imposed upon any legal or equitable interest of Landlord in the Tax Parcel or the Premises or any part thereof; (iii) imposed upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Tax Parcel; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Tax Parcel whether or not now customary or within the contemplation of the parties; (v) imposed as a special assessment for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services; or (vi) imposed as a result of any transfer of any interest in the Tax Parcel by Landlord, or the construction of any improvements thereon or thereto. Tenant shall not, however, be obligated to pay any tax based upon Landlord’s net income. In addition, Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises and, when possible, shall cause such taxes to be assessed and billed separately from the real or personal property of Landlord. If any such taxes are levied or assessed against Landlord or Landlord’s property and (i) Landlord pays the same or (ii) the assessed value of Landlord’s property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, within thirty (30) days following receipt by Tenant of a copy of the applicable tax bill with Landlord’s written request for payment thereof. Tenant shall pay to Landlord such taxes as part of Tenant’s payment of Taxes. Notwithstanding the foregoing, Taxes shall not include late fees, penalties, mortgage recording taxes and any interest related to late fees and/or delinquent payments.

8.3.	Operating Expenses.

8.3.1.

“Operating Expenses” charged to Tenant hereunder shall mean all costs and expenses of any kind or nature whatsoever incurred by Landlord in connection with the ownership, operation, management, maintenance, and repair of the Premises, the Building, the Outside Area and/or any other portions of the Project, including, without limitation the following: (i) the costs and charges of performing Landlord’s obligations under Paragraph 7.2.2; (ii) the costs of annual roof inspections; (iii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of “general manager”) engaged in the operation, maintenance, repair, supervision, and/or security of the Premises, Building, Outside Area, and Project (provided that Landlord, in its sole and absolute discretion, may, but shall not be obligated to, provide any security services for the Building, the Outside Area, and/or any other portions of the Project); (iv) the rental costs and overhead of any office and storage space used to provide such services; (v) the cost of landscaping, relamping, general maintenance and repairs, and all supplies, tools, equipment and materials used in the operation, repair, replacement (except to the extent excluded below), and maintenance of the Premises, Building, the Outside Area, and/or any portions of the Project (excluding repairs and general maintenance paid for by proceeds of insurance or by Tenant or other third parties); (vi) all cost of repairs and general maintenance of the HVAC system for the Premises, including without limitation, the costs of preventative maintenance contracts and other periodic inspections; all costs of resurfacing and restriping of the parking areas of the Project; (vii) all cost of painting, sweeping, maintenance and repair of sidewalks, fountains, curbs and signs, landscape sprinkler systems, irrigation water, planting and landscaping; (viii) all cost of lighting, water, electricity and other utilities for or serving the Building and/or the Outside Area; (ix) all cost of installing, maintaining, or repairing directional signs and other markers and bumpers; (x) all cost of maintenance and repair of any fire protection systems, lighting systems, sewer systems, storm drainage systems, and any other utility system for or serving the Outside Area; (xi) all cost of garbage, trash, rubbish and waste removal other than as required to be provided by Tenant under Paragraph 7.1; (xii) all costs with respect to repairs and maintenance of utility facilities (including pipes and conduits) serving more than one tenant; (xiii) depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); (xiv) premiums for commercial liability insurance covering the Premises and/or the Project; (xv) premiums for all risk or Causes of Loss-special form insurance and, at Landlord’s option, earthquake insurance on the Building; (xvi) premiums for insurance against loss of rents for a period of twelve (12) months from the date of the loss; (xvii) the management fee for the manager of the Project not to exceed three percent (3%) of gross rents; and (xviii) and all cost of any capital improvements made to the Building, the Outside Area, and/or any other portions of the Project to reduce operating costs, to comply with governmental rules and regulations enacted after completion of the Building, to replace the roof (including the roof membrane) of the Building, to replace the heating, ventilation and air conditioning (HVAC) system for the Premises, or to resurface the parking areas of the Project. The cost of any capital improvements and capital replacements, together with interest thereon at the interest rate provided in Paragraph 25.2, shall be amortized over the useful life of the improvement as reasonably determined by Landlord, and only the annual amortized cost of such item shall be included in Operating Expenses annually.

8.3.2.

Notwithstanding anything to the contrary contained in this Lease, Operating Expenses shall not include the following: (i) costs including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Outside Areas of the Project including parking facilities); (ii) depreciation, interest and principal payments on mortgages, ground rents, and other debt costs, if any; (iii) expenses resulting from the sole negligence of Landlord or Landlord’s Agents; (iv) legal fees, leasing commissions, advertising expenses and other expenses incurred in connection with the leasing of the Project: (v) costs for which the Landlord is reimbursed by any tenant or occupant of the Project (or for which any tenant or occupant is obligated to reimburse to Landlord under such tenant’s or occupant’s lease or license agreement with Landlord, but excluding all such reimbursements in the nature of operating expense reimbursements), or by insurance by its carrier or any tenant’s carrier or by anyone else (except to the extent of deductibles), and electric power costs for which any tenant directly contracts with the local public service company; (vi) fines, penalties, and interest; (vii) costs incurred by

Landlord to correct defects in the construction of the Building or the Outside Area; (viii) costs of alterations or improvements made to the premises of other tenants of the Project; (ix) costs of services provided to other tenants in the Building or the Project which are not provided to Tenant, (x) costs incurred by Landlord for alterations, additions, and replacements which are considered capital expenses under sound real estate management and accounting practices, consistently applied, except to the extent expressly set forth in Paragraph 8.3.1(xviii) above, (xi) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto, but only to the extent those laws were then being actively enforced by the applicable government authority; (xii) costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or its agents, contractors, or employees and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto, but only to the extent those laws were then being actively enforced by the applicable government authority, (xiii) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement, (xiv) any bad debt loss, rent loss, or any expense reserves for the repair or improvement of the Premises, Building or Project, or reserves for bad debts or rent loss, (xv) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable projects located in the Santa Clara submarket, and (xvi) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of “general manager.”

8.3.3.

Tenant’s Audit Right. Tenant shall have the right to review and/or audit Landlord’s books and records regarding Tenant’s proportionate share of Operating Expenses at Landlord’s offices during normal business hours on ten (10) business days’ prior notice (“Review Notice”) once per year, provided provides written notice to Landlord within one hundred twenty (120) days following Tenant’s receipt of the annual statement of Actual Expenses (the “Review Period”). Within a reasonable time after receipt of Tenant’s review/audit notice. Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the

Project, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. Any audit shall be conducted by Tenant’s staff or by a nationally recognized firm of certified public accountants (“Tenant’s CPA”) which, along with Tenant, agrees to be bound by a confidentiality agreement in a commercially reasonable form, on a noncontingent fee basis. Tenant shall have no right to contest, review or audit such statement if an Event of Default has occurred and is continuing, or if Tenant fails to give such written notice during the Review Period. Within sixty (60) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to the books and records that Tenant has reviewed. If Tenant fails to give Landlord an Objection Notice within such sixty (60) day period or fails to provide Landlord with a Review Notice within the one hundred twenty (120) day period described above, Tenant shall be deemed to have approved Landlord’s annual statement of Actual Expenses for such year and shall be barred from raising any claims regarding Operating Expenses for that year.

8.3.4.

Binding Arbitration. If Landlord does not concur with the conclusion of Tenant’s auditor in the Objection Notice, and the parties are thereafter unable to agree, then either party may elect in writing to have the matter conclusively determined by binding arbitration pursuant to the following procedures by written notice given to the other party (the “Arbitration Notice”) within sixty (60) days after Landlord’s receipt of Tenant’s Objection Notice. Such Arbitration Notice shall contain the name of a firm of certified public accountants appointed by the party issuing the Arbitration Notice, and within thirty (30) days thereafter, the party not issuing the Arbitration Notice shall designate its appointment of a firm of certified public accountants (as so designated, “Landlord’s CPA” and “Tenant’s CPA”). Landlord’s CPA and Tenant’s CPA shall meet and confer within sixty (60) days after the initial Arbitration Notice is given in an attempt to agree on any disputed items. If Landlord’s CPA and Tenant’s CPA are unable to agree on all disputed items within sixty (60) days after the Arbitration Notice, then each of Landlord’s CPA and Tenant’s CPA shall propose and deliver to each other in writing an amount to be paid by Tenant to Landlord or Landlord to Tenant relating to the Operating Costs being audited. Tenant’s CPA and Landlord’s CPA shall agree on a third CPA experienced in real estate accounting, who is unaffiliated with Landlord, Tenant and their respective CPA’s, and who has not worked for Landlord, Tenant or their respective CPA’s in the last live (5) years. Such third CPA (the “Deciding CPA”) shall meet for one day or less with Landlord’s CPA and Tenant’s CPA within fifteen (15) business days after the appointment of such Deciding CPA, and at the end of such meeting the Deciding CPA shall choose in writing either Tenant’s CPA’s proposal or Landlord’s CPA’s proposal, and such decision shall be final, binding and nonappealable. If, pursuant to the procedures described in this paragraph and the immediately preceding paragraph, Operating Costs for the applicable calendar year are determined to be less than was reported by Landlord in the annual statement of Annual Expenses, Landlord shall provide Tenant with a credit against the next installment of Rental in the amount of the overpayment by Tenant, Likewise, if Operating Costs for the applicable calendar year are determined to be more than was reported by Landlord in the annual statement of Annual Expenses, Tenant shall pay Landlord the amount of any underpayment within thirty

(30) days. Landlord shall pay for Landlord’s CPA, Tenant shall pay for Tenant’s CPA and the cost of the Deciding CPA shall be divided equally among the parties. No books and records may he removed from Landlord’s office. Notwithstanding the foregoing, if it is determined that Operating Costs reflected in the annual statement of Actual Expenses have been overstated by five percent (5%) or more, than Landlord shall pay for the reasonable cost of Tenant’s CPA and the Deciding CPA. Nothing in this paragraph shall in any manner modify Tenant’s obligations to make payments as and when provided under this Lease.

9.	Parking.

Subject to the provisions of this Paragraph 9, Tenant, Tenant’s Agents and invitees shall have the non-exclusive right to use the common driveways and truck court areas located in the Outside Area, subject to the parking rights and rights of ingress and egress of other occupants. In addition, Tenant, Tenant’s Agents and invitees shall have the non exclusive right to use up to (a) ninety-four (94) non-reserved parking spaces in the parking facilities which serve the Premises, plus (b) four (4) reserved spaces in front of the Building, which shall be designated “BIG Guest Parking.” Tenant’s parking shall be limited to vehicles no larger than standard size automobiles, or standard size trucks, standard size service vans or sport utility vehicles. Under no circumstances shall overnight parking be allowed, nor shall trucks, trailers or other large vehicles serving the Premises (i) be used for any purpose other than for the loading and unloading of goods and materials or (ii) be permitted to block streets and/or ingress and egress to and from the Project or (iii) be parked inside any portion of the Premises or the Building. Temporary parking of large delivery vehicles in the Project may be permitted only with Landlord’s prior written consent. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking, Handicapped spaces shall only be used by those legally permitted to use them. Per Paragraph 1.6 of this Lease, Landlord reserves the right to grant parking rights (exclusive and otherwise) within the relevant portions of the Outside Area to occupants of the Project.

10.	Indemnification.

10.1.

Tenant’s Indemnification. To the fullest extent permitted by law, but subject to Paragraph 11.3 below, Tenant hereby agrees to defend (with counsel reasonably satisfactory to Landlord or Landlord’s Agents, as applicable), indemnify and hold harmless Landlord and Landlord’s Agents from and against any and all claims, damage, loss, liability or expense including reasonable attorneys’ fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises or Project, the Project, or any part thereof and adjacent areas by Tenant, the acts or omissions of the Tenant and/or Tenant’s Agents, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s Agents. Tenant agrees that the obligations assumed herein shall survive the termination or expiration of this Lease. The foregoing indemnity shall not apply, however, to any claims, damage, loss, liability or expense arising out of or in connection with the presence of any Hazardous Materials in, on or about the Premises or the Project, which indemnity shall be governed solely by the provisions of Paragraph 6.6.

10.2.

Landlord’s Indemnification. Except to the extent caused by Tenant’s breach of this Lease, the negligence or willful misconduct of Tenant, or any other matter covered under Tenant’s indemnification contained in Paragraph 10.1, Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any and all claims to the extent incurred in connection with or arising from: (a) with respect to the Premises, the gross negligence or intentional misconduct of Landlord or any officer, employee, agent, or contractor of Landlord; and (b) with respect to the remainder of the Building and Project other than the Premises, the negligence or intentional misconduct of Landlord or any officer, employee, agent, or contractor of Landlord.

11.	Insurance; Waiver of Subrogation.

11.1.

Landlord. During the Lease Term, Landlord shall keep the Building insured against fire and other risks covered by a “Causes of Loss-Special Form” property insurance policy and against such other losses (including, without limitation, inflation endorsement, sprinkler leakage endorsement, earthquake, earth movement and flood coverage, and/or boiler and machinery insurance) as Landlord may deem reasonable, excluding coverage of the Tenant Improvements, and all Alterations made by Tenant and Tenant’s personal property located on or in the Premises. Such insurance shall also include insurance against loss of rents on a “Causes of Loss-Special Form” basis, including, at Landlord’s option, earthquake, earth movement and flood, in an amount equal to the Base Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord’s Agents as additional insureds and include a lender’s loss payable endorsement in favor of Landlord’s lender. If the premiums for such insurance are increased after the Commencement Date due to an increase in the value of the Building or its replacement cost, Tenant shall pay Tenant’s Percentage of such increase within thirty (30) days of written notice of such increase. If such premiums are increased due to Tenant’s use of the Premises, improvements installed by Tenant or any other cause solely attributable to Tenant, Tenant shall pay the full amount of the increase within thirty (30) days of written notice of such increase.

11.2.	Tenant.

11.2.1.

Tenant shall keep all of Tenant’s property on the Premises insured against fire and other risks covered by a “Causes of Loss - Special Form” property insurance policy in an amount equal to the replacement cost of such property, the proceeds of which shall, so long as this Lease is in effect, be used for the repair or replacement of the property so insured. Tenant shall also carry commercial general liability insurance written on an occurrence basis with policy limits of not less than Five Million and No/100 Dollars ($5,000,000) each occurrence, which includes blanket contractual liability broad form property damage, personal injury, completed operations and products liability. The above initial amount shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisers and other relevant factors. In addition, if Tenant’s use of the Premises includes any activity or matter that would be excluded from coverage under a commercial general liability policy, Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require. The insurance required to be maintained by Tenant under this Lease shall be primary coverage; any insurance required to be maintained by Landlord under this Lease shall be secondary coverage.

11.2.2.

Such commercial general liability insurance shall be (i) provided by an insurer or insurers who are approved to issue insurance policies in the State in which the Premises is located and have an A.M. Best financial strength rating of A or better and financial size category not less than X in the most current edition of Best’s Insurance Reports, and (ii) shall be evidenced by a certificate delivered to Landlord on or prior to the Commencement Date and annually thereafter stating that the coverage shall not be cancelled or materially altered without thirty (30) days advance written notice to Landlord. Landlord and Landlord’s Agents shall be named as an additional insured on such policy together with, upon written request from Landlord, Landlord’s mortgagee. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant’s expense and Tenant shall reimburse Landlord. Such reimbursement shall include all costs incurred by Landlord including Landlord’s reasonable attorneys’ fees, with interest thereon at the interest rate provided in Paragraph 25.2.

11.3.

Waiver of Subrogation. Landlord and Tenant each hereby releases the other, and the other’s partners, officers, directors, members, agents and employees, from any and all liability and responsibility to the releasing party and to anyone claiming by or through it or under it, by way of subrogation or otherwise, for all claims, or demands whatsoever which arise out of damage or destruction of property occasioned by perils which can be insured by a “Causes of Loss - Special Form” and/or “special coverage” insurance form, including endorsements extending coverage to the perils of earthquake, earth movement and flood. Landlord and Tenant grant this release on behalf of themselves and their respective insurance companies and each represents and warrants to the other that it is authorized by its respective insurance company to grant the waiver of subrogation contained in this Paragraph 11.3. This release and waiver shall be binding upon the parties whether or not insurance coverage is in force at the time of the loss or destruction of property referred to in this Paragraph 11.3.

11.4.

Co-Insurer. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including attorneys’ fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

11.5.

Landlord’s Disclaimer. Landlord and Landlord’s Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or any other cause whatsoever, unless caused by or due to the sole negligence or willful acts of Landlord. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

12.	Property Damage.

12.1.

Notice; Total Destruction. To the extent that Landlord does not have actual knowledge of the casualty, as soon as reasonably practicable following a casualty event Tenant shall give written notice to Landlord if either the Premises or the Building is damaged or destroyed. Within forty-five (45) days after the date of discovery of the damage, Landlord shall provide to Tenant Landlord’s reasonable good faith estimate of the time which Landlord will likely require to complete its repair and restoration obligations (the “Restoration Period Estimate”). If the Premises or the Building should be totally destroyed or so damaged by an insured peril in an amount exceeding thirty percent (30%) of the full construction replacement cost of the Building or Premises, respectively (as used herein, the “Damage Threshold”), Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within forty-five (45) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, in which event all unaccrued rights and obligations of the parties under this Lease shall cease and terminate except to the extent such obligations specifically survive termination of this Lease.

12.2.

Partial Destruction. Except as set forth in Paragraph 12.7, if the Building or the Premises should be damaged by an insured peril which does not meet the Damage Threshold, or if damage or destruction meeting the Damage Threshold occurs but Landlord does not elect to terminate this Lease, this Lease shall not terminate and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, Alterations, additions and other improvements required to he covered by Tenant’s insurance pursuant to Paragraph 11.2. If the Premises are untenantable in whole or part during the period commencing upon the date of the occurrence of such damage and ending upon substantial completion of Landlord’s required repairs or rebuilding. Base Rent shall be reduced during such period to the extent the Premises are not reasonably usable by Tenant for the Permitted Use.

12.3.

Damage Near End of Lease Term. If the damage to the Premises or Building occurs during the last twelve (12) months of the Lease Term in an amount exceeding twenty-five percent (25%) of the full construction replacement cost of the Building or Premises, respectively, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shalt give written notification to the other party of such election within thirty (30) days after Tenants notice to Landlord of the occurrence of the damage, in which event all unaccrued rights and obligations of the parties under this Lease shall cease and terminate except to the extent such obligations specifically survive termination of this Lease.

12.4.

Repair of Damage. Landlord’s good faith estimate of the cost of repairs of any damage, the replacement cost of the Premises or the Building, and as provided in Landlord’s Restoration Period Estimate, the estimated time to complete restoration shall be conclusive as between Landlord and Tenant. Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Paragraph 12, restore the Premises, damaged portions of the Outside Area serving the Building, and the Building, as applicable. Such restoration shall be to substantially the same condition of the Premises, such portions of the Outside Area, and Building, respectively, prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Premises, Outside Area, or Building, respectively, deemed desirable by Landlord, which are consistent with the character of the Project, provided that, upon completion of such restoration, access to and use of the Premises shall not be materially impaired. All insurance proceeds for repairs shall be payable solely to Landlord, and Tenant shall have no interest therein, Nothing herein shall be construed to obligate Landlord to expend monies in excess of the insurance proceeds received by Landlord. Landlord shall be responsible for the insurance deductible, unless the loss is caused by Tenant or Tenant’s Agents, in which case, and notwithstanding the provisions of Paragraph 11.3, Tenant shall be responsible for the amount of the deductible, Notwithstanding any provision to the contrary, Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Premises, the Building or the Outside Area as the same existed immediately prior to the casualty, excluding, however, Landlord’s Work and any Alterations made by Tenant.

12.5.

Other Damage. if the Premises or the Building is substantially or totally destroyed by any cause whatsoever which is not covered by the foregoing provisions of this Paragraph 12, this Lease shall terminate as of the date the destruction occurred; provided, however, that if the damage does not meet the Damage Threshold, Landlord may elect (but will not be required) to rebuild the Premises at Landlord’s own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after the casualty.

12.6.

Insurance Proceeds Payable to Landlord. Notwithstanding anything to the contrary, in the event of any termination of this Lease as provided in this Paragraph 12, all insurance proceeds payable under policies maintained by Tenant covering Landlord’s Work and the Alterations made by Tenant shall be assigned and paid to Landlord.

12.7.

Tenant’s Rights to Terminate. Notwithstanding anything to the contrary elsewhere in this Paragraph 12, in the event either the Premises or Building is damaged or destroyed by fire or other casualty, and (a) Landlord’s Restoration Period Estimate indicates that the restoration obligations of Landlord described above cannot reasonably be completed within the period of two hundred seventy (270) days following the date of such casualty as reasonably determined by Landlord, or (b) if Landlord undertakes such restoration and subsequently fails to complete the same within two hundred seventy (270) days following the date of the casualty, then in any of such events Tenant may terminate this Lease by delivering written notice thereof to Landlord within twenty-one (21) days following receipt by Tenant of Landlord’s estimated timeline to complete repairs if the termination relates to (a) above, or within twenty-one (21) days following Landlord’s failure to timely complete the repairs if the termination relates to (b) above (unless Landlord actually completes such repairs within twenty-one (21) days after receipt of Tenant’s notice of termination).

13.	Condemnation.

13.1.	Partial Taking. If a portion of the Premises and/or the Outside Area serving the Premises is condemned and Paragraph 13.2 does not apply, this Lease shall continue on the following terms:

13.1.1.

Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation. Tenant shall, however, be entitled to make a separate claim for moving and relocation expenses and other damages suffered by Tenant, and Landlord agrees to reasonably cooperate, at no additional cost to Landlord, with Tenant to the extent such claim must be submitted with those of Landlord provided that in no event shall Landlord’s award be reduced by any claim made by Tenant.

13.1.2.

Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises and/or the remaining Outside Area serving the Premises to a condition as comparable as reasonably practicable to that existing at the time of condemnation. Landlord need not incur expenses for restoration in excess of the amount of condemnation proceeds received by Landlord after payment of all reasonable costs, expenses and attorneys fees incurred by Landlord in connection therewith.

13.1.3.

Rent shall be abated during the period of restoration to the extent the Premises are not reasonably usable by Tenant for the use permitted by Paragraph 6.1, and rent shall be reduced for the remainder of the Lease Term in an amount equal to the reduction in rental value of the Premises caused by the taking.

13.2.

Total Taking. Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of such condemnation, except for any portions of such award or proceeds which are specifically allocated by a court of competent jurisdiction for the taking of or damage to trade fixtures of Tenant, Tenants moving expenses or any other damages personal to Tenant as determined by the court which if sought by or paid to Tenant will not reduce the award to which Landlord would in the absence of such payment be entitled to claim for its account. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

14.	Assignment, Subletting and Other Transfers.

14.1.

General. Except with respect to a Permitted Transfer (as defined below), neither the Lease nor any part of the Premises may be assigned, mortgaged, subleased or otherwise transferred, nor may a right of use of any portion of the Premises be conferred on any person or entity by any other means, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. Prior to effectuating any such assignment, sublease or other transfer, Tenant shall notify Landlord in writing of the name and address of the proposed transferee, and deliver to Landlord with such notice a true and complete copy of the proposed assignment agreement, sublease or other occupancy agreement, current financial statements of such proposed transferee, a statement of the use of the Premises by such proposed transferee and such other information or documents as may be necessary or appropriate to enable Landlord to determine the qualifications of the proposed transferee together with a request that Landlord consent thereto (“Tenant’s Notice”). Should Landlord request confidential items such as financial information, Landlord shall sign a commercially reasonable non-disclosure agreement with whichever party is providing the confidential information, in form and substance reasonably satisfactory to both parties. Without limiting Landlord’s ability to deny or condition consent for any other reason, it shall not be considered unreasonable if Landlord’s consent to a proposed sublease, assignment or other transfer is denied based on the following: (i) the business of the proposed transferee (A) is not compatible with the nature and character of the Project or the businesses in the Project and/or (B) will conflict with any exclusive uses or use restrictions that Landlord has granted to other occupants of the Project (as of the Reference Date of this Lease, there are no such exclusive uses or use restrictions), (ii) the financial strength of the proposed transferee is not at least equal to the financial strength of Tenant either at the time Tenant entered into this Lease or at the time of the proposed transfer (whichever is greater), (iii) excessively overpark the Building and/or the Project with automobiles or trucks (excessively overpark shall mean that the proposed transferee’s parking will violate local parking restrictions or will interfere with other tenants occupying the Building or the Project), (iv) the proposed transferee has a record of environmental contamination or their anticipated use of the Premises involves the generation, storage, use, sale, treatment, release or disposal of any Hazardous Materials, (v) the proposed form of sublease, assignment or other occupancy agreement is unacceptable (unacceptable form of sublease, assignment or other occupancy agreement shall mean that the content and format of the form are not consistent with the terms of this Lease or the CC&R’s or are not consistent with the terms and requirements of Landlord’s loan documents for the Building), (vi) the proposed transferee is a governmental entity or agency or non-profit entity, or (vii) the proposed transferee is a party with whom Landlord has been, within the prior three months, actually negotiating to lease space at the Project. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph 14.1 shall be void.

14.2.

Landlord’s Alternatives. Except in the event of a Permitted Transfer (which shall not be subject to the provisions of this Paragraph 14.2), within thirty (30) days after Landlord’s receipt of the information specified in Paragraph 14.1, Landlord shall, by written notice to Tenant, elect: (i) if the proposed transfer is a sublease, then to terminate this Lease as of the commencement date stated in the proposed sublease with respect to all or any portion of the Premises Tenant proposes to sublease, or if the proposed transfer is an assignment of Tenant’s interest in the Lease, then to terminate this Lease as of the commencement date stated in the proposed assignment; (ii) to consent to the transfer by Tenant; or (iii) to refuse its consent to the transfer. If Landlord proceeds under clause (ii) of this Paragraph 14.2 and consents to the transfer, Tenant may thereafter enter into a valid sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed transferee set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 14.1, subject, however, to the requirements of Paragraph 14.4.

14.3.

Permitted Transfer. Notwithstanding the foregoing, and subject to Paragraph 6,1 of this Lease regarding the use of the Premises and Paragraph 6.6, Landlord’s prior written consent shall not be required for an assignment of this Lease or a sublease of the entire Premises to any of the following transferees (each such transferee being a “Permitted Transferee”): (i) an Affiliate (hereafter defined in this Paragraph 14.3) of Tenant; (ii) a corporation or other valid entity into which Tenant merges or consolidates; and (iii) a transferee that purchases all of, or at least ninety percent (90%) of, Tenant’s assets. The assignment of this Lease to or a sublease of the entire Premises to a Permitted Transferee shall be subject to the following conditions: (A) Tenant shall give Landlord prior written notice of the name of any such assignee or subtenant; (B) any assignee shall assume, in writing, for the benefit of Landlord all of Tenant’s obligations under this Lease, and any subtenant shall agree, in writing, for the benefit of Landlord that such sublease is subject to and subordinate to this Lease; (C) the Tenant shall not be released from any obligations under this Lease; and (D) the Permitted Transferee shall have a tangible net worth which is at least equal to the greater of Tenant’s tangible net worth at the time of the assignment or sublease, as applicable, or on the Effective Date. The term “Affiliate” as used herein shall mean any partnership, limited liability company, or corporation, which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another partnership, limited liability company, or corporation. The term “control” as used in the immediately preceding sentence shall mean with respect to a corporation the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation, and, with respect to any partnership or, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled partnership or limited liability company, as applicable.

14.4.

No Release; Excess Rent. No assignment, subletting or other transfer, whether consented to by Landlord or not, or permitted hereunder, shall relieve Tenant of its liability under this Lease. If an event of default occurs while the Premises or any part thereof are assigned, sublet or otherwise transferred, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such assignee, sublessee or transferee all rents payable to Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. If Tenant assigns or otherwise transfers this Lease or sublets the Premises for an amount in excess of the rent called for by this Lease, one-half of the Excess Consideration (as defined below) shall be paid to Landlord within ten (10) days following receipt by Tenant. As used herein, “Excess Consideration” means all rents or other sums received by Tenant under any such assignment, sublease or other transfer which are in excess of the rents and other sums payable by Tenant under this Lease after deduction therefrom for reasonable costs actually paid by Tenant for additional improvements installed in the portion of the Premises subject to such assignment, sublease or other transfer by Tenant at Tenant’s sole cost and expense for the specific assignee, sublessee or other transfer in question and reasonable leasing commissions and attorneys’ fees paid by Tenant in connection with such assignment, sublease or other transfer, without deduction for carrying costs due to vacancy or otherwise, For the purposes of determining the Excess Consideration payable to Landlord pursuant to Paragraph 14.2, if a portion of the Premises is sublet, the pro rata share of the rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are sublet. Landlord may hire outside consultants to review the transfer documents and information, Tenant shall pay Landlord an administrative fee of One Thousand Dollars ($1,000) and in addition shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with any request for consent under this Paragraph (even if consent is denied or the request is withdrawn) and such reimbursement shall include the allocated cost of Landlord’s or its management company’s staff plus all out-of-pocket expenses, including reasonable attorneys fees, on demand.

15.    Tenant Default.

15.1.	Default. Any of the following shall constitute a default by Tenant under this Lease:

15.1.1.

Tenant’s failure to (i) pay rent or any other charge under this Lease within five (5) days following the date such payment is due or (ii) cure or remove any lien pursuant to Paragraph 19 within twenty (20) days following receipt of written notice from Landlord or (iii) except as provided in Paragraphs 15.1.2 through 15.1.4, comply with any other term or condition within thirty (30) days following receipt of written notice from Landlord specifying the noncompliance. If any failure described in clause (iii) of the immediately preceding sentence cannot be cured within the thirty (30)-day period, this provision shall be deemed complied with so long as Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect the remedy as soon as practicable, in no event to exceed sixty (60) days from the date of receipt of notice from Landlord.

15.1.2.

Tenant’s insolvency; assignment for the benefit of its creditors: Tenant’s voluntary petition in bankruptcy or adjudication as bankrupt; attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within ten (10) days: or the appointment of a receiver for Tenant’s properties.

15.1.3.

Abandonment (other than due to a casualty, legal order to vacate or a closure of the Building not caused by Tenant) of the Premises by Tenant unless Tenant has made proper arrangements for the continued care of the Premises, in accordance with the requirements of this Lease.

15.1.4.	Failure of Tenant to deliver the documents or agreements required under Paragraphs 18.1 and/or 18.3 within the relevant time period(s) specified therein.

15.2.

Remedies. Upon a default which remains uncured following the expiration of any applicable notice and cure period, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

15.2.1.

Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

15.2.2.

Landlord may terminate. Tenant’s right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to remove all Tenant’s personal property and store the same at Tenant’s cost and to recover from Tenant as damages:

(i)    The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

(ii)    The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant prove could have been reasonably avoided; plus

(iii)    The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(iv)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises; (B) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (C) for leasing commissions; or (D) for any other costs necessary or appropriate to relet the Premises; plus

(v)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The “worth at the time of award” of the amounts referred to in Paragraphs 15.2.2(i) and 15.2.2(ii) is computed by allowing interest at the interest rate as provided in Paragraph 25.2 on the unpaid rent and other sums due and payable from the termination date through the date of award. The “worth at the time of award” of the amount referred to in Paragraph 15.2.2(iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure §1174 and §1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

15.2.3.

Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 15.2 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

15.2.4.

Tenant acknowledges that certain benefits or concessions provided by Landlord are conditioned upon Tenant’s timely, fully and faithful performance of each and every obligation, covenant, representation and warranty of this Lease throughout the entire term of this Lease, even though such benefits or concessions may be realized by Tenant over less than the entire term of this Lease. Accordingly, notwithstanding anything to the contrary contained herein, in the event Landlord brings an action against Tenant for default under this Lease, Landlord shall become immediately entitled to receive from Tenant as additional rent the amount of all such benefits and concessions allocable to the balance of the Lease term on a pro rata basis, i.e., an amount equal to the product of (x) the sum of (a) any amounts theretofore or thereafter paid by Landlord to Tenant or to any third party, or any amounts credited to Tenant or to any third party, for of on account of (i) any moving, tenant improvement, decorating or other allowance or credit granted to Tenant, (ii) any real estate commission paid on account of this Lease, and (iii) any expenses or costs related to assumption by Landlord of any other lease, plus (b) an amount equal to the difference between the Base Rent specified in this Lease and rent for any period for which this Lease provides any lesser amount including zero or nominal rent, including for any period of early occupancy of the Premises prior to the Commencement

Date of this Lease, plus (c) the amount spent by Landlord for any tenant improvements to the Premises; multiplied by (y) a fraction, the numerator of which is the number of days of the term of this Lease remaining between the date of default and the expiration of the term of this Lease, and the denominator of which is the total number of days for the term of this Lease.

15.3.	Bankruptcy.

15.3.1.

The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

15.3.2.

Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate. Landlord for all actual pecuniary loss resulting from Tenant’s breach of this Lease, including any attorneys’ fees and costs incurred by Landlord as a result of such breach and/or the bankruptcy proceedings instituted by or against Tenant, and shall provide adequate assurance of future performance under the Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to (1) assurance of source and payment of Rent and other consideration due under this Lease and (ii) assurance that the assumption or assignment of this Lease will not breach any provision, such as radius, location, use or exclusivity provisions in any other lease of space within the Project.

15.3.3.

Nothing contained in this Paragraph 15.3 shall affect the right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating equity in the Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

15.4.

No Bar of Action(s). Landlord may sue periodically to recover damages during the period corresponding to the remainder of the Lease Term, and no action for damages shall bar a later action for damages subsequently accruing.

15.5.

Landlord Cure. If Tenant fails to perform any obligation under this Lease, Landlord shall have the option to do so after five (5) days written notice to Tenant. All of Landlord’s expenditures to correct the default shall be reimbursed by Tenant on demand together with interest at the interest rate provided in Paragraph 25.2 from the date of expenditure until repaid. Such action by Landlord shall not waive any other remedies available to Landlord because of the default.

15.6.	No Exclusion. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Landlord at law or in equity.

16.    Landlord Default.

16.1.

Landlord shall be in default under this Lease if it shall fail to comply with any term, provision or covenant of this Lease and shall not cure such failure within thirty (30) days after written notice thereof to Landlord unless such cure cannot reasonably be accomplished within such thirty (30)-day period, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion, if Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease, provided that (i) Tenant shall use reasonable efforts to mitigate its damages; (ii) in no event shall Landlord be liable for punitive damages, lost profits, business interruption, speculative, consequential or other such damages; and (iii) in recognition that Landlord must receive timely payments of Rent and operate the Project, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent.

17.    Surrender at Expiration or Termination.

17.1.

Surrender. On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord, have final utility readings made and pay all utility accounts current on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems in good operating condition, all signing removed and defacement corrected, all repairs called for under this Lease completed, all interior walls repaired if damaged, all broken, marred or nonconforming acoustical ceiling tiles replaced, all interior windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, and all floors cleaned, all to the reasonable satisfaction of Landlord. Also prior to the expiration or earlier termination of the Lease Term. Tenant shall, at its sole cost and expense, remove all Tenant’s personal property from the Premises. The Premises shall be delivered in the same condition as at the Commencement Date, subject only to damage by casualty, the provisions of Paragraphs 6.4, 6.5, 6.6 and 17.2 and depreciation and wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove said property shall be an abandonment of same, and Landlord may remove and/or dispose of it in any manner permitted under law without liability, and Tenant shall be liable to Landlord for any costs of removal, restoration, transportation to storage, storage and/or disposal, plus an administrative fee of ten percent (10%), together with interest on ail such expenses and fees at the interest rate provided in Paragraph 25.2, The provisions of this Paragraph 17.1 (including, without limitation, all provisions referenced herein) shall survive the expiration or earlier termination of this Lease.

17.2.

Removal of Hazardous Materials. Upon expiration of this Lease or sooner termination of this Lease for any reason, Tenant shall (i) remove all Hazardous Materials and facilities used for the storage or handling of Hazardous Materials from the Premises and restore the affected areas by repairing any damage caused by the installation or removal of the facilities and (ii) take any and all actions necessary to close all Hazardous Materials permits and approvals for the Premises with all government and other regulatory agencies having jurisdiction over the Project. Following such removal, Tenant shall certify in writing to Landlord that all such removal is complete. Until such time as Tenant has fulfilled all the requirements of this Paragraph 17.2 (in addition to any other requirements), Landlord may treat Tenant as a holdover Tenant as provided below; provided, however, that any such continuation of this Lease shall not relieve Tenant of its obligations under this Paragraph 17.2.

17.3.

Failure to Vacate. if Tenant fails to vacate the Premises when required and holds over without Landlord’s prior written consent, Landlord may elect either (i) to treat Tenant as a tenant from month to month, subject to all provisions of this Lease except the provision for Lease Term and at a rental rate equal to (A) for the first ninety (90) days of such holdover, one and one-half times the Base Rent plus all Additional Rent payable by Tenant immediately preceding the scheduled expiration of the Lease Term, and (B) thereafter, twice the Base Rent plus all Additional Rent payable by Tenant immediately preceding the scheduled expiration of the Lease Term, or (ii) to treat Tenant as a tenant at sufferance, eject Tenant from the Premises and recover damages caused by wrongful holdover including, without limitation, as set forth in Paragraph 17.4. Failure of Tenant to remove furniture, furnishings, cabling or other telecommunications equipment, or trade fixtures which Tenant is required to remove under this Lease, or to comply fully with the provisions of Paragraph 17.2, shall constitute a failure to vacate to which this Paragraph 17.3 shall apply if such property not removed substantially interferes with occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant. If a month-to-month tenancy results from a holdover by Tenant under this Paragraph 17.3, the tenancy shall be terminable by either Landlord or Tenant upon thirty (30) days prior written notice from by one party to the other party. Tenant waives any notice that would otherwise be provided by law with respect to a month-to-month tenancy.

17.4.

Indemnification. Tenant acknowledges that, if Tenant holds over without Landlord’s consent as provided above, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Premises and/or the Building. Therefore, if Tenant fails to surrender the Premises upon the expiration or other termination of this Lease, then, in addition to any other damages directly resulting from and proximately caused by such un-consented to holding over, Tenant shall protect, defend, indemnify and hold

Landlord harmless from any and all obligations, losses, claims, actions, causes of action, liabilities, penalties, damages (excluding, however, consequential and punitive damages), costs and expenses (including reasonable attorneys and consultants fees and expense) to the extent directly resulting from and proximately caused by such failure including, without limiting the generality of the foregoing, any claims for damages made by any succeeding tenant to the extent directly resulting from and proximately caused by Tenant’s failure to timely surrender the Premises. The provisions of this Paragraph 17.4 are in addition to, and do not affect. Landlord’s right to reentry or other rights hereunder or provided by law. Tenant’s obligations under this Paragraph 17.4 shall survive the expiration or earlier termination of this Lease.

18.    Mortgage or Sale by Landlord; Estoppel Certificates.

18.1.

Priority. This Lease is subject and subordinate to mortgages and deeds of trust (collectively “Encumbrances”) which may now affect the Premises or the parcel on which the Building or the Project are located, to the CC&Rs and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance (“Holder”) shall require that this Lease be prior and superior thereto, Tenant shall, within ten (10) days after written request from Landlord, execute, have acknowledged and deliver any and all reasonable documents or instruments, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which may hereafter be executed covering the Premises or the parcel on which the Building or the Project are located, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon at the interest rate provided in Paragraph 25.2 and subject to all the terms and provisions thereof; provided only, that (x) with respect to any such lease, mortgage, or deed of trust, in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, Holder agrees to recognize Tenant’s rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to he observed and performed by Tenant, and (y) with respect to all other Encumbrances, no such Encumbrance shall materially increase Tenant’s obligations or materially decrease Tenant’s rights and privileges under this Lease. Within ten (10) days after Landlord’s written request. Tenant shall execute any and all documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, it shall be in default under this Lease and, in addition to all of Landlord’s other rights and remedies for such default, it shall be deemed that this Lease is subordinated.

Landlord shall make reasonable efforts to secure a non-disturbance agreement from each current Holder of a relevant superior interest in the Premises.

18.2.

Attornment. If the Building is sold as a result of foreclosure of any Encumbrance thereon or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee, and the transferor shall have no further liability hereunder.

18.3.

Estoppel Certificate. Tenant shall, within ten (10) business days following written request by Landlord, execute and deliver to Landlord an estoppel certificate, in the form prepared by Landlord (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, and (iii) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building and/or the parcel on which the Building is located, or a purchaser of the Building and/or the parcel on which the Building is located from Landlord. Tenant’s failure to deliver an estoppel certificate within ten (10) business days after delivery of Landlord’s written request therefor shall be conclusive upon Tenant (A) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (B) that there are now no uncured defaults in Landlord’s performance and (C) that no rent has been paid in advance.

19.    Liens.

Tenant shall keep the Premises, the Building, and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall indemnify, defend and hold Landlord and Landlord’s Agents harmless from all claims, costs and liabilities, including attorneys fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within twenty (20) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises, which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility. If Tenant fails to so remove any such lien within the prescribed twenty (20) day period, then Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord’s reasonable attorneys’ fees with interest thereon at the interest rate provided in Paragraph 25.2.

20.    Attorneys Fees; Waiver of Jury Trial.

In the event that any party shall bring an action to enforce its rights under this Lease, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys, witness and expert fees and costs of the proceeding, including any appeal thereof and in any proceedings in bankruptcy. For purposes hereof, the reasonable fees of Landlord’s in-house attorneys or Tenant’s in-house attorneys, as the case may be, who perform services in connection with any such enforcement action are recoverable, and shall be based on the fees regularly charged by private attorneys with the equivalent number of years of experience in the relevant subject matter area of the law, in law firms in the City of Seattle, Washington with approximately the same number of attorneys as are employed by Landlord’s Law Department or Tenant’s Law Department, as the case may be. The provisions of this Paragraph 20 are separate and severable and shall survive a judgment on this Lease, To the extent allowed by Applicable Law, disputes between the parties which are to be litigated shall be tried before a judge without a jury.

21.    Limitation on Liability; Transfer by Landlord.

21.1.

Property and Assets. Landlord shall never be personally liable under this Lease; Tenant shall look solely to Landlord’s interest in the Building and the parcel on which the Building is located for any recovery of damages for any breach by Landlord of this Lease, or any recovery of any judgment against Landlord. None of the members comprising Landlord (whether partners, members, shareholders, officers, directors, trustees, employees, beneficiaries or otherwise) shall ever be personally liable for any such judgment. There shall be no levy of execution against any assets of Landlord, other than the Building and the parcel on which the Building is located, or the assets of such members on account of any liability of Landlord hereunder. Tenant hereby waives any right of recovery or satisfaction of any judgment against Landlord or its members, except as to Landlord’s interest in the Building and the parcel on which the Building is located as herein specified.

21.2.

Transfer by Landlord. All obligations of Landlord hereunder will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term “Landlord” shall mean only the owner of the Premises for the time being, and if such owner transfers its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of each owner’s ownership.

21.3.	Other Occupants. Landlord shall have no liability to Tenant for loss or damages arising out of the acts or inaction of other tenants or occupants.

22.    Landlord’s Right to Perform Tenant’s Covenants.

If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, upon written notice to Tenant, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the interest rate provided in Paragraph 25.2 from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys’ fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

23.    Mortgagee Protection.

If Landlord defaults under this Lease, Tenant will notify any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building and/or the parcel on which the Building is located for which Landlord has provided Tenant with a name and address, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building and/or the parcel on which the Building is located by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

24.    Real Estate Brokers; Finders.

Landlord and Tenant warrant and represent each to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except that Mike Saign, Jeff Arrillaga and Todd Shaffer of Cornish & Carey Commercial Newmark Knight Frank represented the Landlord in the negotiation of this Lease, and John McMahon and Paul McManus of Colliers International represented the Tenant in the negotiation of this Lease (collectively, the “Brokers”), and that neither party knows of any other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Real estate commissions shall be paid to the Brokers pursuant to a separate agreement. Landlord and Tenant agree to indemnify, defend and hold each other and their respective agents harmless from and against any and all liabilities or expenses, including attorneys’ fees and costs, arising out of or in connection with claims made by any broker or individual against the indemnified party for commissions or fees in connection with the execution of this Lease and resulting from the actions of the indemnifying party.

25.    Miscellaneous.

25.1.

Force Majeure. The performance of any obligation to be performed by Landlord and Tenant under this Lease, excluding, however, the obligation to pay rent or any other sum payable to Landlord by Tenant, shall be excused for any period during which either party is prevented from performing such obligation due to causes beyond such parties control, including without limitation, strikes, lockouts or other labor disturbance or labor dispute, governmental regulation, moratorium or other governmental action, civil disturbance, war, war-like operations, terrorism, invasions, rebellion, hostilities, sabotage, fires or other casualty, rain, flooding, hailstorms, lightning, earthquake, or other acts of God (collectively, “force majeure”). Landlord and Tenant each agree to (i) provide written notice to the other if Landlord or Tenant is unable to perform any obligation imposed upon such party hereunder within the time period required, if such inability to perform is due to force majeure, and (ii) use reasonable efforts to mitigate the effects of force majeure on the timely performance of such obligation.

25.2.

Interest. Except as may be set forth in Paragraph 15.2, interest charged under this Lease shall be at the rate of twelve percent (12%) per annum (in no event to exceed the maximum rate of interest permitted by law).

25.3.

Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of rent or any other charge due from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that the rent or other charges remain unpaid; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) business days following Tenant’s receipt of written notice from Landlord that the same was not received when due. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

25.4.

Modification for Lender. In connection with obtaining financing for the Building, the parcel on which the Building is located, or the Project. Landlord’s lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant’s rights hereunder.

25.5.

Captions; Paragraph Headings. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease. Reference to a “Paragraph” shall mean reference to either a specified numbered paragraph or subparagraph of this Lease.

25.6.

Nonwaiver. Waiver by either party of strict performance of any provision of this Lease shall not be a waiver of or prejudice the party’s right to require strict performance of the same provision in the future or of any other provision.

25.7.	Succession. Subject to the limitations on transfer of Tenant’s interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

25.8.

Landlord’s Right to Enter the Premises. Tenant shall permit Landlord and Landlord’s Agents to enter the Premises with twenty four (24) hour prior notice (except for emergencies and for the purpose of discharging Landlord’s obligations hereunder, in which both such cases no notice shall be required) to inspect the same, to discharge Landlord’s obligations hereunder, including the maintenance of the Outside Area, to post Notices of Nonresponsibility and similar notices, to show the Premises to prospective purchasers and lenders, to make necessary repairs, to discharge Tenant’s obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within the nine (9) month period prior to the expiration or earlier termination of the Lease Term_ to place upon the Building and the Outside Area ordinary “For Lease” signs and to show the Premises to prospective tenants. Notwithstanding anything in the foregoing, Landlord shall only be able to post for lease signs and tour prospective tenants thru the building during the final twelve months of the lease term. Except in the event of an emergency (for which Landlord may enter upon the Premises without notice by any means necessary), the above rights are subject to reasonable security regulations of Tenant, and to the requirements that Landlord (i) shall use reasonable efforts to not interfere with Tenant’s use of, or access to, the Premises, and (ii) shall observe and comply with all of Tenant’s reasonable behavior, health and safety protocol guidelines in effect within the Premises.

25.9.

Notices. Any notice permitted or required to be given hereunder shall be in writing and shall be given by personal delivery or certified United States mail (return receipt requested), U.S. Express Mail or overnight air courier, in each case postage or equivalent prepaid, addressed to the address for notices set forth in the Basic Lease Terms. The person to whom and the place to which notices are to be given may be changed from time to time by either party by written notice given to the other party. If any notice is given by mail, it shall be effective upon the earlier of (i) seventy-two (72) hours after deposit in the U.S. Mail with postage prepaid, or (ii) actual delivery or refusal to accept such delivery, as indicated by the return receipt; and if given by personal delivery, U.S. Express Mail or by overnight air courier, when delivered.

25.10.	Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein.

25.11.

Authority. Each of the persons executing this Lease on behalf of Tenant warrants to Landlord that Tenant is a valid and existing corporation or other relevant entity, that Tenant has all right and authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so. Each of the persons executing this Lease on behalf of Landlord warrants to Tenant that Landlord is a valid and existing corporation or other relevant entity, that Landlord has all right and authority to enter into this Lease, and that each and every person signing on behalf of Landlord is authorized to do so.

25.12.	Time of Essence. Time is of the essence of the performance of each of Tenant and Landlord’s obligations under this Lease.

25.13.	Modifications. This Lease may not be modified except by written endorsement attached to this Lease, dated and signed by the parties.

25.14.

No Appurtenances. This Lease does not create any rights to light and air by means of openings in the walls of the Building, any rights or interests in parking facilities, or any other rights, easements or licenses, by implication or otherwise, except as expressly set forth in this Lease or its exhibits.

25.15.

Financial Statements. Upon written request of Landlord, Tenant shall furnish to Landlord, within fifteen (15) business days following receipt of Landlord’s written request, and not more frequently than twice per calendar year, Tenant’s most current financial statements (including balance sheet and income statement) for the two (2) years prior to the current financial statements year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord may make such financial statement available to Landlord’s lender or purchaser of the Project or any portion thereof containing the Premises. Landlord shall otherwise keep such financial statement confidential and shall require any such prospective lender or purchaser to do the same.

25.16.

Regulations. Landlord shall have the right to make and enforce regulations and criteria consistent with this Lease for the purpose of promoting safety, order, cleanliness and good service to the tenants and other occupants of the Project. Copies of all such regulations shall be furnished to Tenant and shall be complied with as if part of this Lease.

25.17.

Applicable Law; Severability. This Lease shall be construed, applied and enforced in accordance with the laws of the State in which the Premises is located. If a court of competent jurisdiction holds any portion of this Lease to be illegal, invalid or unenforceable as written, it is the intention of the parties that (i) such portion of this Lease be enforced to the extent permitted by law and (ii) the balance of this Lease remain in full force and effect. It is also the intention of the parties that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

25.18.

Landlord’s Consent. Whenever Landlord’s consent or approval is required under this Lease, except as otherwise expressly provided in this Lease, Landlord may grant or withhold such consent or approval in Landlord’s sole and absolute discretion.

25.19.

Joint and Several Liability. In the event Tenant now or hereafter consists of more than one person, firm or corporation, then all such persons, firms or corporations shall be jointly and severally liable as Tenant under this Lease.

25.20.

Construction and Interpretation. All provisions of this Lease have been negotiated by Landlord and Tenant at arm’s length and neither party shall be deemed the author of this Lease. This Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties as Landlord or Tenant.

25.21.	No Recordation. Neither this Lease, nor any short form or memorandum thereof, shall be recorded in any manner against the real property of which the Premises comprises a portion.

25.22.

No Partnership Created. Neither this Lease nor the calculation and payment of Base Rent, Additional Rent or any other sums hereunder, is intended to create a partnership or joint venture between Landlord and Tenant, or to create a principal-and-agent relationship between the parties.

25.23.

Quiet Enjoyment. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

25.24.

Days of Week. If the date upon which any act is to be performed or notice is to be delivered under this Lease shall fall upon a Saturday, Sunday or legal holiday, such act or notice shall be timely if performed or delivered on the next business day.

25.25.

OFAC. Tenant represents and warrants to Landlord that Tenant is not and shall not become a person or entity with whom Landlord is restricted from doing business under any current or future regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any current or future statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

25.26.

Guaranty. The effectiveness of this Lease and each and every provision hereof is expressly conditioned upon the execution and delivery by BTG International, Inc., a Delaware corporation (“Guarantor”) of a Guaranty in the form attached hereto and incorporated herein as Exhibit G. Tenant shall cause such Guaranty to be executed by Guarantor and delivered to Landlord concurrently with the execution and delivery of this Lease to Landlord by Tenant.

25.27.

Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

25.28.

Confidentiality. Each party acknowledges that the contents of this Lease and Guaranty are confidential information. Each of Landlord and Tenant agrees to keep the Lease and Guaranty strictly confidential and shall not disclose such confidential information to any person or entity other than to such party’s financial, legal, and space planning consultants, or as may be required by court order or Applicable Laws.

25.29.	Exhibits. The following exhibits are attached hereto and incorporated herein by this reference:

Exhibit A-1 — Diagram of Building

Exhibit A-2 — Diagram of Premises

Exhibit B — Diagram of Project

Exhibit C — Work Letter Agreement

Exhibit D — Commencement Date Memorandum

Exhibit E — Hazardous Materials Questionnaire

Exhibit F — Signage Criteria

Exhibit G — Form of Guaranty

26.    Special Provisions.

26.1.

First Right to Lease. Landlord hereby grants to Tenant a right of first offer with respect to the entire space located adjacent to the Premises, containing approximately 27,729 rentable square feet having a street address of 4251 Burton Drive, Santa Clara, CA 95054 (the “FRL Space”). Notwithstanding the foregoing, such first offer right of Tenant shall commence (i) on the Commencement Date of the Lease and expire on the date that is one (1) year prior to the Expiration Date of the Initial Term of this Lease (the “FRL Period”), (ii) only if the FRL Space becomes Available (as such term is defined below), and (iii) upon and subject to the terms and conditions of this paragraph (the “First Right to Lease”). From time to time when the FRL Space or any portion thereof becomes Available for lease to third parties during the FRL Period, Landlord shall notify Tenant of such fact, and the material terms on which Landlord is prepared to lease the FRL Space to Tenant (“Landlord’s Notice of Availability”). The rental rate, proposed escalations, tenant improvement allowance and free rent concession, for the FRL Space shall reflect the prevailing market rate as reasonably determined by Landlord. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in Landlord’s Notice of Availability, then within ten (10) business days of delivery of Landlord’s Notice of Availability to Tenant, Tenant shall deliver notice to Landlord of Tenant’s irrevocable exercise of its right of first offer with respect to the entire space described in Landlord’s Notice of Availability on the terms contained in such notice (“Tenant’s Notice of Acceptance”). Failure of Tenant to timely provide Tenant’s Notice of Acceptance shall be deemed Tenant’s election not to add the FRL Space to the Premises. If Tenant does not elect to add the FRL Space, then Landlord may lease the FRL Space to a third party or take it off the market for any reason whatsoever; provided that, if Landlord does not enter into a binding lease with any other third party for the FRL Space reflected in Landlord’s Notice of Availability within six (6) months after the deadline by which Tenant was to have provided Tenant’s Notice of Acceptance, Tenant’s First Right to Lease hereunder shall be reinstated and the procedures described above shall again be followed. As used herein, “Available” shall mean that the FRL Space is, or is expected by Landlord to become, vacant, unencumbered and free and clear of all claims and rights of other tenants or other third parties. Without limiting the generality of the foregoing, the FRL Space shall not be deemed Available if, as to all or any portion thereof, there is an outstanding lease, lease option, or option or other right of extension, renewal, expansion, first refusal, first negotiation, or similar or other right, pursuant to any lease or written agreement, or if any then-existing tenant or occupant desires to renew or extend its lease as to any or all of such space, whether or not pursuant to an existing right or option. Tenant acknowledges that Landlord may give Landlord’s Notice of Availability at any time during the Term. Nothing herein shall be deemed to limit or prevent Landlord from marketing, discussing or negotiating with any other party for a lease of, or rights of any nature as to, any part of the FRL Space, provided that any of the foregoing activities by Landlord shall be subject to Tenant’s rights hereunder. If Tenant timely exercises Tenant’s right to lease the FRL Space as set forth herein, Landlord and Tenant shall within fifteen (15) days thereafter execute a separate lease for such FRL Space upon the terms and conditions as set forth in Landlord’s Notice of Availability and this Paragraph 26. Tenant shall commence payment of

Rent for the FRL Space, and the term of the FRL Space shall commence upon the date of delivery of the FRL Space to Tenant (the “First Offer Commencement Date”) and terminate on the date set forth in Landlord’s Notice of Availability; provided that, Tenant acknowledges that its exercise of its Early Termination Option shall have no effect on its lease as to the FRL Space, which shall continue in full force and effect. Tenant’s First Right to Lease the FRL Space is subject to Tenant not being in default under the Lease when Landlord would otherwise be required to provide Landlord’s Notice of Availability, and when Tenant’s Notice of Acceptance is given.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the respective dates set opposite their signatures below, but this Lease, on behalf of such party, shall be deemed to have been dated as of the Reference Date.

TENANT:		LANDLORD:

PNEUMRX, INC., a Delaware corporation		WASHCOP I LIMITED PARTNERSHIP. a Delaware limited partnership

By:	/s/ Matthew J. Gantz	By:	WH Mission Park LLC, a Washington limited liability company, its general partner
Its:	President		By:	/s/ [ILLEGIBLE]
By:	/s/ [ILLEGIBLE]			Its: Vice President
Its:	Chief Financial Officer

Date: November 4th, 2015		Date: November 6, 2015

EXHIBIT A-1

DIAGRAM OF BUILDING

EXHIBIT A-2

DIAGRAM OF PREMISES

EXHIBIT B

DIAGRAM OF PROJECT

EXHIBIT C

WORK LETTER AGREEMENT

1.    Landlord’s Work. Landlord shall perform the following work (“Landlord’s Work”) to the Premises at its sole cost and expense within a reasonable time after mutual execution of the Lease:

a.

Landlord shall or shall cause others to, design, engineer and construct the Facade Renovation Work shown on the Construction Drawings prepared by Studio G Architects and dated as of September 4, 2015 (the “Plans”).

b.

Landlord shall perform the Landlord’s Work in compliance with the Plans all Applicable Laws, including without limitation the ADA, codes, regulations, permits and/or modifications required to cause the Landlord’s Work to comply with all Applicable Laws, including, but not limited to, if such compliance and/or modifications are necessitated or triggered by the Landlord’s Work. Tenant shall be required to ensure that the Premises and Building comply with Applicable Laws to the extent such compliance and/or modifications are necessitated or triggered by the Tenant Improvements. Landlord shall assign to Tenant all assignable warranties relating to the Landlord’s Work to the extent Tenant is obligated to repair or maintain components thereof pursuant to the Lease.

c.

Except as set forth above and elsewhere in this Lease, Tenant accepts the Premises “as-is” and Landlord shall have no obligation to perform any work or improvements thereto in connection with Tenant’s initial occupancy or otherwise except as stated in this Lease and in this Work Letter.

2.    Construction of Landlord’s Work; Premises Delivery. Landlord shall enter into a construction contract for construction of the Landlord’s Work identified in the Plans with Bay Area Builders (“Landlord’s General Contractor”). Landlord shall diligently proceed to Substantially Complete the Landlord’s. Work, which shall be achieved no later than February 1, 2016. Landlord shall notify Tenant when Landlord has determined that the Landlord’s Work has been Substantially Completed. As used herein, the term “Substantially Completed” and grammatical variations thereof shall mean the stage in the progress of the work when it is reasonably complete excepting only minor “punch list” items. Tenant and Landlord agree to meet with Landlord’s General Contractor to review the status of Landlord’s Work on the date of Substantial Completion. Except for the requirement for Landlord to perform the Landlord’s Work as and when required hereunder, and its other obligations in this Work Letter and the Lease, Tenant acknowledges that the Landlord shall deliver the Premises to Tenant in its as-is, where-is condition on the Projected Delivery Date, and that Substantial Completion of any of the Landlords Work shall not be a precondition to Landlord’s ability to tender delivery of the Premises to Tenant.

3.    Tenant’s Entry and Access During Landlord’s Construction. Provided that Tenant and its agents do not materially interfere with or delay Landlord’s Work, Landlord shall grant Tenant possession of the Premises on the Delivery Date during normal Building business hours for the purposes of space planning, designing, measuring, and constructing the Tenant Improvements. Prior to Tenant’s entry into the Premises as permitted by the terms of this paragraph, (i) Tenant shall submit a proposed schedule to Landlord, for its approval, which schedule shall detail the timing and purpose of Tenant’s entry, (ii) submit a list to Landlord of the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform such work, and (iii) provide Landlord with certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds). Landlord, Landlord’s General Contractor, Tenant and Tenant’s Contractor(s) shall mutually cooperate to coordinate such activities to avoid or mitigate any interference with each other’s work. Effective upon ‘Tenant’s entry upon the Premises. Tenant shall indemnify and save Landlord harmless from and against any and all losses to the extent arising from any act, neglect or failure to act of Tenant or anyone entering the Premises or Building with Tenant’s permission in violation of the Lease or this Work Letter. Any such entry into and occupancy of the Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent. Tenant shall be liable to Landlord for any damage to the Premises or to any portion of the Landlord’s Work to the extent caused by the acts or Tenant or any of Tenant’s employees, agents, contractors, workmen or suppliers. If at any time any person representing Tenant shall cause or threaten to cause disharmony or interference, including labor disharmony, at the Building, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may revoke Tenant’s right to so access the Premises upon twenty-four (24) hours’ prior written notice to Tenant.

4.    Tenant Improvement Plans. Any work proposed by Tenant at the Premises or Building (the “Tenant Improvements”) shall be subject to Landlord’s reasonable prior approval and shall be subject to the other terms and conditions of this Exhibit, which approval shall not be unreasonably withheld or delayed except for good cause shown. All architectural, engineering and other design fees shall be paid by Tenant, provided that, of the total Tenant Improvement Allowance, up to Five and No/100 Dollars (S5.00) per rentable square foot of the Premises of such fees may be subject to reimbursement under the Tenant Improvement Allowance. Tenant shall use its architect, engineers and other design professionals, all of whom shall comply with any applicable licensing or governmental requirements of the City of Santa Clara and the State of California. Tenant shall cause its architect, who shall be subject to Landlord’s prior approval (“Tenant’s Architect”), which approval shall not be unreasonably withheld or delayed except for good cause shown, to prepare a draft space plan (the “Space Plan”) for the Tenant Improvements and shall submit the proposed Space Plan to Landlord for the latter’s approval (not to be unreasonably withheld or delayed) within twenty-one (21) days following mutual execution of the Lease. (If available upon mutual execution of this Lease, a mutually-approved preliminary space plan for the Tenant Improvements has been attached hereto as Exhibit C-1.) Landlord shall deliver to Tenant any written objections, questions or comments of Landlord with regard to the Space Plan, and Tenant shall cause the Space Plan to be revised to address such written comments and shall resubmit said Space Plan to Landlord for approval within five (5) business days thereafter. Such process shall continue until Landlord has approved the Space Plan. Tenant’s

Architect shall then prepare working drawings and specifications for the Tenant Improvements, including architectural, structural, plumbing, mechanical, electrical, and fire protection drawings as required, suitable for permit application (the “Working Drawings”) and shall submit the proposed Working Drawings to Landlord for the latter’s approval within sixty (60) days following Landlord’s approval of the final Space Plan. The Space Plan and Working Drawings shall be subject to Landlord’s approval, which Landlord agrees shall not be unreasonably withheld or delayed. Landlord shall not be deemed to have acted unreasonably if it withholds its approval thereof because, in Landlord’s reasonable opinion as supported by statement or reports from licensed engineers, the work, as described in any such item: (i) will adversely affect Building systems, the structure of the Building or the safety of the Building and/or their occupants; (ii) will materially impair Landlord’s ability to furnish services to Tenant or other tenants at the Project; (iii) would materially increase the cost of operating the Building; (iv) would violate any governmental laws, rules or ordinances (or interpretations thereof); (v) contains or uses hazardous or toxic materials or substances not permitted under Applicable Laws; (vi) would affect the external appearance of the Building; (vii) would materially and adversely affect another tenant’s premises at the Project: or (viii) is prohibited by any mortgage, trust deed or other instrument encumbering the Building or Project. Landlord shall deliver to Tenant any written objections, questions or comments of Landlord with regard to the Working Drawings, and Tenant shall cause the Working Drawings to be revised to address such written comments and shall resubmit said Working Drawings to Landlord for approval within ten (10) business days thereafter. Such process shall continue until Landlord has approved the Working Drawings. Landlord’s approval of the Space Plan and/or the Working Drawings shall not be deemed any representation or warranty that the same comply with applicable codes.

5.    Tenant’s Contractors. All contractors and subcontractors participating in construction of the Tenant Improvements shall be bondable, reputable and shall meet all licensing and insurance requirements of the State of California, be reasonably satisfactory to Landlord, and have good labor relations and be capable of working in harmony with Landlord’s or other tenant’s contractors in the Project. Tenant’s choice of subcontractors shall not materially affect any guaranties or warranties relating to the Building or Building systems. Tenant shall utilize a general contractor (“Contractor”) and MEP subcontractors which are reasonably approved in advance by Landlord. Tenant shall obtain at its sole cost and provide to Landlord payment and performance bonds for all Tenant Improvements prior to the commencement of construction, and shall further provide Landlord with:

(a)    Contractor’s state contractor registration numbers;

(b)    Complete list of subcontractors with name, telephone number, address and contact name;

(c)    A set of Working Drawings approved by the municipality issuing the Building permit;

(d)    A copy of the Building permit; and

(e)    Copies of bonds in place as required above.

Prior to the commencement of construction, Tenant and Tenant’s Contractor and Construction Representative shall attend a preconstruction meeting with Landlord’s Construction Representative and/or Property Manager.

6.    Work Schedule; Commencement of Construction. Tenant will provide a draft Work Schedule to Landlord at least seven (7) days prior to commencement of construction. The Work Schedule is subject to Landlord’s reasonable approval (which shall not be withheld or delayed), and shall generally show the following:

(1)	Framing and electrical rough-in

(2)	Cabinetry installation

(3)	Painting

(4)	Plumbing

(5)	Mechanical

(6)	Building Engineer pre-cover inspection

(7)	Floor covering

(8)	Tenant move-in meeting

(9)	HVAC balancing

(10)	Municipal Inspections

(11)	Building Engineer HVAC start up inspection

(12)	Tenant’s telephone, FF&E and cabling installation

(13)	Target Substantial Completion Date

(14)	Punch-list completion

(15)	Completed job close-out documentation

Tenant may not commence any work until (i) Tenant has received all required building permits and other permits, copies of which have been delivered to Landlord, (ii) all required insurance certificates have been furnished to Landlord, (iii) Landlord has approved Tenant’s contractors to the extent required herein; and (iv) Landlord has issued to Tenant its final authorization to proceed, which shall be promptly provided after submission of the items required in clauses (i) through (iii).

7.    Permits. Tenant shall cause the approved Working Drawings to be submitted to the appropriate governmental agencies for plan review and building permit. Revisions which may be required by governmental agencies as a result of the plan review process shall be reviewed by Tenant and Landlord and modifications reflecting same shall be mutually agreed upon in a timely manner, Tenant shall diligently pursue issuance of all permits and approvals required for the Tenant Improvements, and shall pay for any changes required to the Working Drawings required by applicable building officials/authorities. Landlord shall reasonably and fully cooperate, at no expense to Landlord, with Tenant, its Architect and Contractor, in obtaining any required permits for the Tenant Improvements, including obtaining any permits required to be in the Landlord’s name.

8.    Construction of the Tenant Improvements. Except to the extent expressly provided elsewhere herein, including Landlord’s requirement to perform the Landlord’s Work. Tenant shall complete all Tenant Improvements at Tenant’s sole risk, cost and expense, including without limitation the costs of changes, code compliance work, and upgrades to the base, shell & core of the Building or to any major Building systems such as fire, life safety, electrical, mechanical, and structural, as may be required by the Working Drawings or applicable permitting authorities, and whether or not such changes or upgrades are due to the fact that such work is prepared on an unoccupied basis. Landlord shall provide to Tenant, its Architect, the Contractor and others required to perform the Tenant Improvements, at no additional cost to Tenant, access to the Premises and use of the exclusive loading dock serving the Premises during the design and construction of the Tenant Improvements, provided that (i) the Commencement Date and Tenant’s obligation to pay Rent shall nevertheless commence on the date set forth in the Basic Lease Provisions, and (ii) Tenant shall be solely responsible for all costs of water, electricity, and other services and utilities provided at and to the Premises from and after the Delivery Date. The construction shall be performed in a good and workmanlike mariner and in compliance with all applicable rules, laws, codes and regulations, including all applicable safety procedures established by Landlords Construction Representative and the Tenant Construction Rules and Regulations attached hereto as Exhibit C-2. Once commenced, Tenant shall diligently pursue construction of the Tenant Improvements to completion. All construction of the Tenant Improvements shall be coordinated through Landlord’s Construction Representative or Property Manager. Tenant shall obtain Landlord’s written approval prior to the performance of any additional Tenant Improvement work (i.e., change orders), such approval not to be unreasonably withheld, delayed, or conditioned. If, at any time prior to completion of the Tenant Improvements, Tenant or Tenant’s Contractor requests a change order or orders, which in the aggregate, exceed ten percent (10%) of the amount of any payment and performance bond required by Landlord, Tenant or Tenant’s Contractor shall obtain Landlord’s written approval prior to the performance of the additional work contemplated by such change order or orders. Landlord’s consent shall not be unreasonably withheld, but in any event, Tenant shall cause the amount of the bonds to be increased to cover the cost of the additional work. During construction of the Tenant Improvements, the Premises shall be open during working hours for inspection by the Landlord’s Construction Representative and/or Property Manager. Upon completion of the Tenant Improvements, the Landlord’s Construction Representative and Property Manager shall perform a final inspection for conformance of the Tenant improvements to the Working Drawings. Any and all work performed by Tenant’s Contractor shall be performed in a manner to avoid any labor dispute which results in a stoppage or impairment of work, deliveries or any other service in the building. If there shall be any such stoppage or impairment as the result of any such labor dispute caused by Tenant or its Contractor, Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including, without limitation, (a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking a temporary restraining order and other injunctive relief with regard to illegal union activities or a breach of contract between Tenant and Tenant’s Contractor, and (c) filing appropriate unfair labor practice charges.

9.    Construction Insurance. During construction, Tenant or its Contractor shall procure and maintain in effect the following insurance coverages with an insurance company or companies authorized to do business in the State of California:

(a)    Worker’s compensation insurance in compliance with federal, state and local law, including Employer’s Liability coverage (Contingent Liability/Stop Gap) in the amount of $1,000,000 each accident; $1,000,000 bodily injury by disease policy limit; and $1,000,000 bodily injury each employee;

(b)    Commercial General Liability insurance with coverage at least as broad as ISO policy form CG00011093 or its equivalent or any update to it, and shall contain no additional, relevant exclusions beyond those contained in the standard form; with limits of at least One Million Dollars ($1,000,000) per occurrence limit, One Million Dollars ($1,000,000) general aggregate limit (except that the General Contractor and MEP contractors shall carry such liability insurance with limits of not less than Two Million Dollars ($2,000,000), including Personal Injury, Contractual and Products/Completed Operations Liability naming Landlord and Tenant as additional insured. Coverage must be primary and non-contributing and include the following:

(i)	Premises - Operations

(ii)	Independent Contractors

(iii)	Contractual Liability assumed under the construction contract

(iv)	Completed Operations — Products

(c)    Business Auto Liability Insurance, One Million Dollars ($1,000,000) combined single limit/per accident, covering injury (or death) and property damage arising out of the ownership, maintenance, or use of any private passenger or commercial vehicles and of any other equipment required to be licensed for road use, including owned, leased, non-owned, and hired autos. Such limits may be achieved through the use of umbrella liability insurance otherwise meeting the requirements of this paragraph;

(d)    Property insurance covering loss of owned or rented equipment and tools brought onto and/or used at the Premises; and

(e)    Builder’s risk insurance to the full insurable value of all improvements constructed and materials stored at the Premises, naming Landlord as an additional insured and non-cancellable with respect to Landlord, and with a maximum deductible of $5,000.

(f)    All Tenant’s Contractors who provide work and/or materials under “design and construct” contracts must demonstrate and provide Errors & Omissions insurance with coverage limits of not less than $1,000,000, combined single limit, in a form reasonably acceptable to Landlord.

(g)    All Tenant’s insurance required by this Exhibit shall (i) be written by companies reasonably satisfactory to Landlord and authorized to do business in the State of California; (ii) be provided by an insurer or insurers who have an A.M. Best financial strength rating of A or better and financial size category not less than X in the most current edition of Best’s Insurance Reports; (iii) not contain a deductible greater than $5,000 or any self-insured retention unless expressly approved in writing by Landlord; (iv) contain a clause that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance; and (v) except for Errors and Omissions coverage, be written on an “occurrence basis”; “claims made” forms of insurance are not acceptable. Liability policies shall name Landlord, its subsidiaries and affiliates, and other parties selected by Landlord as additional insureds utilizing an indorsement form reasonably acceptable to Landlord (“certificate holder” status is not acceptable). All such policies shall not be subject to cancellation or reduction in coverage except upon at least thirty (30) days prior written notice to Landlord. The policies of insurance containing the terms specified herein, or duly executed certificates evidencing them, together with satisfactory evidence of the payment of premiums thereon, shall be deposited with Landlord prior to the first day upon which such Contractor supplies labor or materials to the Premises and subsequently not less than sixty (60) days prior to the expiration of the original or any renewal term of such coverage, with all qualifying language such as “will endeavor to” being deleted therefrom. If Tenant’s contractors fail to comply with the insurance requirements set forth in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, without notice, to procure such insurance and/or pay the premium for such insurance, in which event Tenant shall repay Landlord, immediately upon demand by Landlord, as additional rent, all sums so paid by Landlord together with interest thereon and any costs or expenses incurred by Landlord in connection therewith, without prejudice to any other rights and remedies of the Landlord under this Lease.

(h)    The following statement shall appear in each certificate of insurance provided Landlord by Tenant hereunder:

“It is agreed that in the event of any material change in, cancellation or non-renewal of this policy, the Company shall endeavor to give ten (10) days prior notice to [Landlord].”

(i)    During construction of the Tenant Improvements, both parties shall give prompt notice to the other of all losses, damages, or injuries to any person or to property of Tenant, Landlord or third parties. Landlord or Tenant shall promptly report to the other all such claims of which that party has notice, whether related to matters insured or uninsured. No settlement or payment for any claim for loss, injury or damage or other matter as to which one party may have an obligation for any payment or reimbursement, shall be made by the other without the written approval of the affected party.

(j)    The carrying of any of the insurance required hereunder shall not be interpreted as relieving the insuring party of any responsibility to the other party, and the other party does not waive any rights that it may have against the other party and/or its representatives for any expense and damage to persons and property (tangible and intangible) from any cause whatsoever with respect to the insuring party’s work.

(k)    Landlord and Tenant shall assist and cooperate with any insurance company in the adjustment or litigation of all claims arising under the terms of this Exhibit.

(l)    Tenant’s contractors must waive, and their insurance policy or policies shall include a waiver of such carrier’s, entire right of recovery (i.e., subrogation) against Landlord, and the officers, directors, agents, representatives, employees, successors and assigns of Landlord which arises or might arise by reason of any payment under such Contractor’s property, worker’s compensation and Employer’s Contingent Liability/Stop Gap insurance policy or by such Contractor or by reason of any act or omission (including negligent acts or omissions) of Landlord, its directors, partners, agents, employees or representatives.

10.    Telecom Requirements. Unless otherwise agreed by the parties in the final mutually approved Working Drawings, Tenant is responsible for Tenant’s telecom equipment, wiring/cabling, and services. Tenant shall select Tenant’s telephone and telecom systems. Information concerning telephone and telecom equipment size, manufacturer, technical specifications, special requirements and other information requested by Landlord shall be provided by Tenant to Landlord construction representative. Tenant shall coordinate installation of the telephone and telecom system with Landlord during construction of the Tenant Improvements. All of the foregoing shall be subject to Landlord’s prior approval.

11.    Substantial Completion; Punch List. Upon Substantial Completion of the Tenant Improvements, Tenant shall notify the Landlord. Upon said notification, Landlord’s designated representative shall inspect the Premises with Tenant’s designated representative and its Contractor and, if the Tenant Improvements have been duly constructed in accordance with the final approved Working Drawings, said representative shall issue a Letter of Acceptance for the Tenant Improvements. If Landlord reasonably believes the Premises have not been constructed in accordance therewith, Landlord shall so notify Tenant, and the parties shall cooperate in good faith to resolve any disagreements relating thereto. Tenant shall not occupy or commence business operations in the Premises prior to final permit sign-off by any applicable government authority for the Tenant Improvement Work.

12.    As-Builts. Upon final completion of the Tenant Improvements (including all punch list items), Tenant’s Contractor shall submit to Landlord’s Construction Representative; (i) copies of all as-built Construction Documents and specifications (or marked-up construction drawings) indicating reconfiguration of the Premises, including changes to the mechanical, electrical, architectural, plumbing, cabling, sprinkler and fire alarm, as applicable; and (ii) original permit with inspector(s) final acceptance. Balance logs, operation and maintenance manuals shall be provided to Landlord prior to Tenant occupancy along with mechanical updated field drawings. If required by Landlord, a completed new equipment abstract form will be provided upon Substantial Completion. Any mechanical equipment installed, removed, retired or replaced as part of the Tenant Improvements must be documented with operation and maintenance manuals; installation manuals; parts lists/price list; wiring diagrams; troubleshooting guides; and equipment abstracts (new, reassigned, or retired).

13.    Payment of Costs; Tenant Improvement Allowance. Tenant shall pay all costs for the Tenant Improvements except as otherwise expressly set forth herein or elsewhere in the Lease, including without limitation all costs associated with: (i) preparation of the space plan and all other draft and final Working Drawings; (ii) construction of the Tenant Improvements, including all hard costs, soft costs, general conditions, the costs of changes, code compliance work, and upgrades to the base, shell & core of the Building or to any major Building systems such as fire, life safety, electrical, mechanical, and structural, as may be required by the final Working Drawings or applicable permitting authorities, and all other costs; (iii) required permits, governmental fees, and inspections; (iv) applicable taxes; and (v) as-built record documentation (collectively, the “Total Costs”). Tenant shall however be entitled to reimbursement of the Total Costs actually incurred by it up to a maximum of $50.00 per rentable square foot of the Premises (i.e., for 32,719 rentable square feet in the Premises, a total of

$1,635,950.00) (the “Tenant Improvement Allowance”) of the Total Costs to Tenant under the conditions set forth below, but payment or nonpayment thereof shall not relieve Tenant of its responsibility to pay all Total Costs. Landlord may offset against the Tenant Improvement Allowance a construction management fee not to exceed 1.5% of the Tenant Improvement Allowance. The Tenant Improvement Allowance may be used for, without limitation, costs for construction, architectural fees, engineering services, consulting and management fees, information technology, mechanical and electrical services, construction management, and building permits, but shall not be applied to, and Tenant shall be solely responsible for all costs of, removable trade fixtures, equipment or furniture, moving costs, acquisition of equipment, costs to acquire and install inventory, costs to acquire or fabricate signage, and “branding” requirements.

14.    Reimbursement of Tenant Improvement Allowance.

a.    Periodic Progress Payments. Tenant acknowledges that the Total Costs of the Tenant Improvements may exceed the Tenant Improvement Allowance. On or before the thirtieth (30th) day of each calendar month during the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (A) a request for payment from the General Contractor, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, and detailing the portion of the work completed and the portion not completed; (B) invoices from all subcontractors and material suppliers for the Tenant Improvements for labor rendered and materials delivered to the Premises; (C) executed mechanic’s lien releases from all subcontractors and material suppliers which shall comply with the appropriate provisions, as reasonably determined by Landlord, of applicable law; and (D) all other information reasonably requested by Landlord or its Lender. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. The Total Costs less the Tenant Improvement Allowance shall hereinafter be referred to as “Tenant’s Share.” The parties agree that Tenant shall pay Tenant’s Share of all requests for payment by the General Contractor prior to any portion of the Tenant Improvement Allowance being available. Once Tenant’s Share has been paid within twenty (20) days after Landlord’s receipt of the first request for payment for which the Tenant Improvement Allowance may be used, Landlord shall deliver a check to Tenant made jointly payable to the General Contractor and Tenant in the lesser of: (x) the amount so requested by Tenant as set forth in such payment request that is subject to reimbursement herein, less a ten percent (10%) retention (the aggregate amount of such retentions is referred to hereinafter as the “Final Retention”), and (y) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the final Working Drawings, or due to any substandard work, or due to the fact that reimbursement was not applicable or appropriate for one or more cost item(s) for which reimbursement was requested, or for any other just cause. Landlord’s payment of such amounts shall not, however, be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

b.    Final Retention Payment. Within a reasonable period of time following final completion of the Tenant Improvements, Tenant’s Contractor and Landlord’s Construction Representative shall cooperate to prepare a final cost accounting for the Tenant Improvements, the allocation and payment of the Tenant Improvement Allowance, and those costs which Tenant is obligated hereunder to pay, and an appropriate reconciliation shall be made if either party has overpaid its portion of all such costs. A check for the Final Retention payable jointly to Tenant and the General Contractor shall be delivered by Landlord to Tenant following the Substantial Completion of the Tenant Improvements to the Premises, provided that: (A) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with applicable law; (B) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the exterior wall of the Building, or the structure or exterior appearance of the Building; (C) Tenant has delivered a temporary or permanent certificate of occupancy for the Premises to Landlord; (D) Tenant has provided an Air Balance Report if required by Landlord; and (E) Tenant has provided to Landlord updated hardcopy as-built drawings of the Tenant Improvements as well as an updated CD in CADD format thereof. If Tenant fails to request the Tenant Improvement Allowance after satisfaction of the preconditions set forth above by the first (1st) anniversary of the Commencement Date hereof, Tenant shall be conclusively deemed to have waived any right to receive the Tenant Improvement Allowance. Unused portions of the Tenant Improvement Allowance shall be retained by Landlord.

15.    Landlord Delay. If Tenant or its General Contractor shall be delayed in Substantially Completing the Tenant Improvements as a result of the occurrence of any of the following (a “Landlord Delay”), provided that no Landlord Delay shall be deemed to have commenced accruing unless and until Tenant shall have notified Landlord in writing of the potential cause of any such Landlord Delay and the projected length of any such Landlord Delay:

a.    Landlord’s failure to furnish information or approval of the Space Plan or the Working Drawings in accordance with this Work Letter or to respond to any request by Tenant for any approval or information within any time period prescribed, or if no time period is prescribed, then within ten (10) Business Days of such request;

b.    Any Change Orders to the approved Working Drawings requested by Landlord; or

c.    Any breach or default by Landlord in the performance of Landlord’s obligations under the Lease or Work Letter; then the date of Substantial Completion of the Tenant Improvements shall be deemed to be the day that Tenant Improvements would have been Substantially Completed absent any such Landlord Delay. The Tenant Improvements shall be deemed to be Substantially Completed on the date that the Tenant Improvements have been performed (or would have been performed absent any Landlord Delay), other than any Punchlist Items or details of construction, mechanical adjustment or any other matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises. If the Tenant Improvements are delayed from being Substantially Completed due to any Landlord Delay, then the Work Schedule shall be extended to account for such delay.

16.    Commencement Date. Tenant acknowledges that Commencement Date and Tenant’s obligation to pay Rent as required under the Lease shall commence on the required Commencement Date set forth therein, whether or not Tenant has completed all or any portions of the Tenant Improvements, and whether or not Tenant has obtained a certificate of occupancy therefor or has commenced business operations therefrom.

17.    Construction Representatives. Tenant hereby appoints Facilicorp to act on its behalf and represent its interests with respect to all matters requiring Tenant action in this Exhibit. All matters requiring the consent, authorization or other actions by Tenant with respect to matters set forth in this Exhibit shall be in writing and signed by the aforementioned company. No consent, authorization, or other action by Tenant with respect to the matters set forth in this Exhibit shall bind Tenant unless in writing and signed by the aforementioned company. Subject to change by Landlord, Landlord hereby appoints DTZ to act on its behalf and represent its interests with respect to all matters requiring Landlord action in this Exhibit. All matters requiring the consent, authorization or other actions by Landlord with respect to matters set forth in this Exhibit shall be in writing and signed by the aforementioned company. No consent, authorization, or other action by Landlord with respect to the matters set forth in this Exhibit shall bind Landlord unless in writing and signed by the aforementioned company.

18.    Legal Title. Legal title to all Tenant improvements shall immediately vest in Landlord upon Substantial Completion thereof Tenant shall hold title to all removable trade fixtures, equipment or furniture.

EXHIBIT C-1

APPROVED PRELIMINARY SPACE PLAN

[Attach prior to Lease Execution if available; otherwise, to be mutually approved by the parties following Lease execution, pursuant to Section 4 of Exhibit C]

EXHIBIT C-2

RULES AND REGULATIONS

FOR TENANT CONSTRUCTION

Tenant shall cause all of its customers, contractor/sub-contractors, suppliers, materialmen, etc., to be advised of the following construction rules and regulations concerning their proper conduct at the Building and Project. It is Tenant’s responsibility to ensure everyone reads and understands these rules and regulations. Ignorance of same is not a waiver of liability or responsibility. Failure to comply with any of these rules may result in construction delays, breaches of the Lease, and/or removal of Tenant’s contractors and suppliers from the construction site. Tenant is ultimately responsible for the conduct of its contractors and suppliers.

1.

No one shall be allowed to endanger the Project, the Building, or the occupants of either in any manner whatsoever. If such a situation occurs, the contractor or supplier, as applicable, shall immediately take steps to correct and eliminate the hazardous condition. In the event that the contractor’s personnel fail to perform such cure in a satisfactory manner, Landlord reserves the right to immediately take steps to remedy the hazard at Tenant’s expense.

2.

Construction personnel shall at all times maintain the highest level of project cleanliness. In the event that the Contractor fails or refuses to keep the Premises free of accumulated waste, the Construction Representative reserves the right to enter said premises and remove the debris at the Contractor’s expense. In addition, all public areas, i.e., corridors, rest rooms, janitor’s closets, etc., shall be maintained and kept clean and free of construction debris, dust, etc. Any flammable or hazardous materials (i.e., paint) may only be stored on the Premises with the express prior permission of the Landlord or its Construction Representative who shall designate an area for such storage. At the completion of the job all such materials must be removed from the project site.

3.

No one is permitted to use the janitorial closets without the Landlord’s or Construction Representative’s permission. Anyone found using janitorial closets other than those specified will be subject to removal from the project site.

4.	Upon completion of the Tenant Improvements, Tenant’s contractor will be responsible for final cleaning of the facilities used and restoring such facilities to their original state.

5.

All corrective work or work performed at any time must be scheduled and approved by the Landlord or its Construction Representative and must be immediately cleaned up by the workmen prior to their leaving the job or at the end of the business day if the project is on-going. The contractor shall be responsible for all costs incurred by Landlord if this clean-up work is not performed satisfactorily.

6.

Tenant’s contractors shall verify all dimensions and conditions prior to starting work. The Landlord and its architect shall be immediately notified of discrepancies. Do not scale dimensions from drawings.

7.

All materials used by Tenant’s contractors shall be new unless otherwise approved, via submittal, in advance to the Construction Representative and Landlord and shall meet all requirements for the designated use or application.

8.	All traffic control, flagmen, barricades, etc., as may be necessary or required by any agency having jurisdiction shall be the sole responsibility of and at the expense of the contractor.

9.	All contractors are to take precautions to prevent the accidental tripping of the fire alarm system.

10.

No gasoline-operated devices, i.e., concrete saws, coring machines, welding machines, etc., shall be permitted within the Building without Landlord’s or its Construction Representative’s approval. All work requiring such devices shall be by means of electrically-operated substitutes.

11.	All approved gas and oxygen canisters shall be properly chained and supported to eliminate all potential hazards. At the completion of use, said containers shall be removed from the building.

12.

In multi-tenant Buildings, each contractor shall endeavor to protect all common area finishes including where applicable Building lobbies, elevator lobbies, corridors, restrooms, etc. Each contractor shall adequately and properly protect existing HVAC, fire protection and other building systems and equipment during construction. Each contractor shall also provide protection of exterior window system and mullions in the Premises. All such protection must be coordinated with the Landlord or its Construction Representative prior to the commencement of any activity.

13.

Each contractor shall contact Landlord or its Construction Representative to schedule work on the following Building systems: (Any disruption of services will be scheduled at the Landlord’s or its Construction Representative’s discretion.)

•	Domestic water.

•	Fire alarm or speaker.

•	Electrical tie-ins to base building or the addition of equipment to any other than the Premises except subpanels located within the Premises.

•	Sprinkler system.

•	Any work that will take place outside the Premises.

•	Any tie-ins that may affect other tenants’ spaces.

Note: If a utility or Building alarm or other system is turned off for a contractor’s work, such contractor must notify the Building Engineer upon completion so that the affected utility, alarm, or system can be restarted as soon as possible.

14.

Construction personnel are not permitted to block Premises’ doors, stairway doors and electrical room doors. These doors provide the fire protection required by code, Janitorial doors shall be kept closed at all times on occupied tenant floors.

15.	Each contractor shall have on site a first aid kit and type ABC fire extinguisher available to all construction personnel.

16.

Each contractor shall inaugurate and maintain an accident prevention program and an employee safety-training program. Proof of compliance with OSHA should be submitted to the Landlord or its Construction Representative.

17.	All contractor employees on the job shall respond to safety instructions from Landlord or its Construction Representative. Persons who do not respond shall be removed from the jobsite.

18.

In multi-tenant Buildings, respect must be shown to the Building’s tenants and occupants at all times. Rude and obscene behavior, including foul and abusive language, will not be tolerated. Offenders will be asked to remove themselves from the job site and shall not be permitted to return.

19.

No graffiti or vandalism will be tolerated. Any individual caught in the act shall be immediately removed from the jobsite and will not be allowed to return. In addition, all repairs and cleanup will be at the contractor’s expense.

20.	No tobacco smoking or chewing will be permitted in the Building or at Building entrances.

21.

Radios or other sound producing equipment will be permitted, if sound does not travel to occupied tenant spaces. Landlord and/or its Construction Representative reserves the right to have this equipment turned off.

22.

In consideration of other tenants and occupants at the Project, no loud or disruptive construction related activity should be performed during normal Building business hours without the express written approval of the Landlord or its Construction Representative, who reserves the right to withdraw such approval, and, to determine, in its reasonable discretion, which activities are objectionable.

23.	Wet paint sign must be posted in all public/common areas when appropriate.

24.

All work that allows fumes and vapors into the air will only be allowed between hours reasonably approved in advanced by Landlord or its Construction Representative. Arrangements must be made through the management office to supply ventilation, if required, while this type of work is being performed.

25.

Only latex paint is permitted for application within the Building, unless otherwise approved by the Landlord or its Construction Representative. Odorless or low Volatile Organic Compound (VOC) emission products are required, in all cases. Tenant’s contractors must arrange with the Landlord or its Construction Representative for proper ventilation of the work area to keep fumes out of other tenant spaces and common areas. In addition, painting or staining of any kind must not enter the return air pathways for the Building’s ventilation system.

26.

VOC adhesives for carpet tile or cove base shall not be permitted. Low/No VOC adhesives are to be used without exception. Low VOC adhesives must be submitted and reasonably approved by the Landlord or its Construction Representative prior to installation.

27.	Brown paper shall cover any relites that are exposed to any common area hallways.

28.	No spraying of paint materials shall be allowed within the Building without prior written approval by the Landlord or its Construction Representative.

29.	All new work shall comply with the technical standards and requirements of the Americans with Disabilities Act (“ADA”) and applicable local and state accessibility codes and laws.

30.

Each contractor shall provide temporary electrical devices within the Premises for its and its subcontractors’ use, In multi-tenant Buildings, each contractor will not be permitted to run extension cords through public space on occupied floors or through occupied tenant spaces.

31.

All electrical circuits to be from panels on the floor where the receptacles reside. No circuits may be used from adjacent floors. Each contractor must provide expansion of circuit capacity for floors as required at its expense, and must coordinate all such work with the Landlord or its Construction Representative in advance.

32.	All plumbing must be copper pipe and brass fittings. No hot water tanks are permitted in the ceiling. A pan must be placed under any under-cabinet hot water tank.

33.

Electrical panels must be clearly labeled with all current circuit locations on a new panel schedule provided by the contractor. The contractor shall also provide an interim panel schedule showing all changes updated as they occur during construction. Permanent versions of revised panel schedules must be typed and approved by the Building Engineer before installation.

34.	Contractor shall clean all dust accumulation from overhead horizontal and vertical surfaces above ceiling line prior to closing ceiling.

35.	Any existing exterior window blinds that are removed must be saved. The parts may be reused by the Building.

36.	The Contractor shall use reasonable measures to minimize energy consumption in the construction area when possible. The Contractor shall pay for electrical consumption during the construction process.

37.	Contractor and subcontractor personnel may park only in spaces designated by the Landlord or its Construction Representative.

38.

No Contractor shall be allowed to start any work in the Building without having current certificates of insurance and other insurance-related documentation required by the Lease on file with the Landlord. Contractor must keep current all such insurance certificates and documentation, and shall collect and maintain same on all of its subcontractors, copies of which must be sent to Landlord or its Construction Representative. Any contractor or subcontractor performing work at the Project and found not to have current insurance documentation will be immediately ordered off the project.

39.	Each contractor shall obtain and pay for any applicable city business licenses.

40.

Each contractor shall obtain at its expense all permits and licenses necessary to perform the relevant work and shall comply with all laws, ordinances, State and Federal government regulations, and of any Board or Commission or other duly qualified body.

41.

Contractor should maintain an up-to-date MSDS file at the jobsite in an area available to all construction personnel. For materials or products remaining in place at the conclusion of the work, MSDS information is to be provided with the project documents at job closeout.

42.	Testing lab reports and site inspections will be required for all concrete work to ensure conformance with Building specifications.

43.

Landlord and/or its Construction Representative reserves the right to inspect work, stop work not being performed in compliance with this Lease or this Exhibit, and/or have a worker removed from the job at any time for breach of this Lease or this Exhibit.

44.	No staging of trucks or materials will be allowed in areas that may affect traffic flow.

45.	Each contractor will advise the Building Engineer of any contractor personnel working in the Building during off-building hours.

46.	Each contractor shall be responsible for maintaining jobsite security at all times, including monitoring the jobsite entrance while unlocked and securing the jobsite when personnel leave the site.

47.	Rubber wheels are required on all vehicles transporting materials in the Building.

48.

The Contractor will be required to furnish the Landlord or its Construction Representative with a list of subcontractors prior to commencement of the job, including phone numbers and contacts for each subcontractor (i.e., home and emergency telephone numbers).

49.

Tenant’s general contractor will conduct construction meetings with Landlord and/or its Construction Representative as reasonably required or as otherwise set forth in a schedule approved in advance by Landlord and/or its Construction Representative.

50.

Each contractor shall coordinate with Landlord or its Construction Representative with respect to the receipt of keys, keycards, or other access/entry devices for the Building and Premises for use during construction. All such keys, keycards, or other access/entry devices shall be returned to Landlord or its Construction Representative at the completion of the job.

51.

Contractor’s use of existing restrooms and/or sanitary facilities must be coordinated in advance with Landlord and/or its Construction Representative. If such access is granted, each contractor must maintain all such restrooms and facilities in a clean and acceptable manner and only for their intended uses. At no time shall existing Building restrooms be used for construction material or equipment cleaning. Contractors shall use only facilities designated by Landlord or its Construction Representative. All other facilities shall be off limits to the contractors.

52.

All Building roof penetrations must be made by the Landlord’s roofing contractor, at Tenant’s expense, and must conform to Landlord’s standard criteria. Penetrations shall be subject to the Landlord’s approval as to construction details, size, configuration, location, and support. Tenant’s general contractor shall contact Landlord or its Construction Representative directly to provide roof penetration and patching services when the applicable contractor is ready to install equipment curbs. Once the roof curbs are on the job, Landlord reserves the right to have its own roofing contractor make the actual penetrations, after which Tenant’s contractor will install the curbs, and then Landlord’s roofing contractor will then repair affected portions of the roof. No penetrations will be made that cannot be repaired by Landlord’s roofing contractor on the same day. Tenant shall pay all such costs for this work directly to the Landlord upon demand.

53.	Tenant’s contractors will not install any identifying signage at the job site except as approved by Landlord or its Construction Representative.

54.	All Tenant’s contractors must be capable of working in harmony with all other contractors then performing work at the Building or at other tenants’ premises.

55.	In multi-tenant buildings, the following additional requirements shall apply:

a.    Landlord may require Tenant to install filters over return grills at the contractor’s cost and the contractor shall review such installation with the Building engineer. These filters should remain in place during construction and be maintained by the contractor until acceptance of substantial completion by the Landlord. If base Building filters or equipment require replacement or cleaning due to construction dust, the contractor will be charged.

b.    The contractor shall separate construction areas from other Building areas with appropriate barriers. Such separation may include, at Landlord’s direction, but shall not be limited to: plastic shower caps on smoke detector, and dampened walk-off mat at all doorways to the construction area. This is to prevent the spread of construction dust and fumes into supply or return air passages or circulated return air. In addition, these measures help prevent unplanned activation of the Building’s tire protection and life safety systems. All “capping” or deactivation of the Building fire protection systems must be removed nightly and the system(s) restored to normal operation, with the cooperation and knowledge of the Landlord or its Construction Representative. If these systems cannot be restored, the contractor, working with the Landlord or its Construction Representative, must post a “fire watch” until the start of the next day’s work activity. Furthermore, no activity shall be performed during normal Building hours that is potentially hazardous to the health of other Building occupants or invitees.

EXHIBIT D

COMMENCEMENT DATE MEMORANDUM

Landlord:	WASHCOP I LIMITED PARTNERSHIP, a Delaware limited partnership

Tenant:	PneumRx, Inc., a Delaware corporation

Lease Date:	, 2015

Premises:	32,719 square foot premises at 4255 Burton Drive, Santa Clara, CA 95054

Pursuant to Paragraph 3 of the Lease, the Commencement Date is hereby established as                          and the Expiration Date is

TENANT:		LANDLORD:

PNEUMRX, INC., a Delaware corporation		WASHCOP I LIMITED PARTNERSHIP. a Delaware limited partnership

By:	/s/ Matthew J. Gantz	By:	WH Mission Park LLC, a Washington limited liability company, its general partner

Its:	President

By:

Its:	Vice President

By:	/s/ [ILLEGIBLE]

Its:	Chief Financial Officer

Date: November 4th, 2015	Date: , 2

EXHIBIT E

TENANT ENVIRONMENTAL QUESTIONNAIRE

The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises. Prospective tenants should answer the questions in light of their proposed operations at the premises. Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form,

Your cooperation in this matter is appreciated.

1.	General Information.

Name of Responding Company:

Check Applicable Status:    Prospective Tenant              Existing Tenant

Mailing Address:

Contact Person and Title:

Telephone Number:

Address of Leased Premises:

Length of Lease Term:

Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

2.	Storage of Hazardous Materials.

2.1	Will any hazardous materials be used or stored on-site?

Wastes                     Yes                             No

Chemical Products                      Yes                             No

2.2	Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

3.	Storage Tanks and Sumps.

3.1	Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?

Yes                              No

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2	Have any of the tanks or sumps been inspected or tested for leakage?

Yes                              No

If so, attach the results.

3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes                              No

If so, describe.

3.4	Were any regulatory agencies notified of the spill or leak?

Yes                              No

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5	Have any underground storage tanks or sumps been taken out of service or removed?

Yes                              No

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.	Spills.

4.1	During the past year, have any spills occurred at the premises?

Yes                              No

If yes, please describe the location of the spill.

4.2	Were any agencies notified in connection with such spills?

Yes                              No

If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any clean-up actions undertaken in connection with the spills?

Yes                              No

Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.	Waste Management.

5.1	Has your company been issued an EPA Hazardous Waste Generator ID Number?

Yes                              No

5.2	Has your company filed a biennial report as a hazardous waste generator?

Yes                              No

If so, attach a copy of the most recent report filed.

5.3	Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

5.4	Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

            On-site treatment or recovery

            Discharged to sewer

            Transported and Disposal of off-site

            Incinerator

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

5.6	Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

Yes                              No

If yes, please describe any existing or proposed treatment methods.

5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.

6.	Wastewater Treatment/Discharge.

6.1	Do you discharge wastewater to:

            storm drain?                sewer?

            surface water                no industrial discharge

6.2	Is your wastewater treated before discharge?

Yes                 No

If yes, describe the type of treatment conducted.

6.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.

7.	Air Discharges.

7.1	Do you have any filtration systems or stacks that discharge into the air?

Yes                 No

7.2	Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

            Spray booth

            Dip tank

            Drying oven

            Incinerator

            Other (please describe)

            No equipment requiring air permits

7.3	Are air emissions from your operations monitored?

Yes                 No

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4	Attach copies of any air emissions permits pertaining to your operations at the premises.

8.	Hazardous Materials Disclosures.

8.1	Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

            Yes                 No

8.2	Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

            Yes                 No

If so, attach a copy of the business plan.

8.3	Has your company adopted any voluntary environmental, health or safety program?

            Yes                 No

If so, attach a copy of the program.

9.	Enforcement Actions, Complaints.

9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes                 No

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

Yes                 No

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes                 No

9.4	Has an environmental audit ever been conducted at your company’s current facility?

Yes                 No

If so, identify who conducted the audit and when it was conducted.

Company Name

By:

Title:

Date:

EXHIBIT F

MISSION PARK SIGN CRITERIA

BUSINESS IDENTIFICATION SIGNS

1.

Tenant shall be permitted to install, at its sole cost and expense, only one business identification sign within the existing exterior monument sign. No other business identification signage shall be allowed including but not limited to any signage painted on or otherwise attached in any manner to the exterior building surfaces, planter walls, roof or other on-site or offsite improvements.

2.	No alterations shall be allowed to the exterior Building monument signs except as described below.

3.

A layout of the proposed monument sign showing copy, dimensions, materials, colors, installation details, etc. must be submitted to the Landlord prior to fabrication and installation. All Tenant signage shall require the advanced written approval by Landlord. In addition, signage must comply fully with any and all specific requirements of the Project CC&R’s and as directed by any and all local, state and federal building codes and requirements.

MONUMENT SIGNS

1.	All lettering surfaces shall be a uniform white finish.

2.	Multi-colored, die-cut-vinyl lettering affixed to the allowable surface area shall be permitted.

3.	The use of corporate logos and trade style shall be permitted, subject to Landlord’s written approval, provided such logos or trade styles are within the allowable sign area.

4.	Logo and lettering shall not exceed 80% of the designated sign area.

GLASS DOOR ENTRY SIGNS

1.	Lettering may be of any lettering style but shall be white in color; no other colors will be permitted. Logos consisting of symbols or letters shall be white in color.

2.

The lettering area, defined as the rectangular area, which fully encloses all letters, or symbols that identifies the Tenant business shall not exceed the maximum available sign area as described in the attached example.

INFORMATIONAL AND VEHICULAR CONTROL SIGNS

1.	All informational and vehicular control signs shall require specific written approval by Landlord.

2.	No informational or vehicular control signs shall have a panel, which exceeds 5 square feet in area per side.

3.	No informational or vehicular control sign shall exceed a height of 4 feet above the underlying grade.

4.	No informational or vehicular control sign shall be located so as to reduce the flow of vehicles or pedestrians.

5.	No informational or vehicular control signs shall be internally illuminated or illuminated from the ground.

GENERAL REQUIREMENTS

1.

All sign contractors employed by the Tenant, or Tenant’s Agents, shall provide proof of current Workers’ Compensation and certificates of insurance. The Tenant shall indemnify the Landlord from any damages that may arise from the installation, maintenance, use or removal of the Tenants’ sign.

2.

All signs shall be constructed, installed, maintained and removed at the Tenant’s sole cost and expense. Landlord may require Tenant to replace the sign, as needed, at Tenant’s sole cost and expense in order to maintain an acceptable appearance of the sign.

3.	No messages or advertising of any kind including, but not limited to, advertising of products, services or job openings, grand opening, etc. shall be permitted.

4.	No trademarks, name, stamps or decals of the sign manufacturer or installer may be displayed on any portion of the sign.

5.	Landlord reserves the right to refuse acceptance of any design for aesthetic or installation compliance as interpreted by the Landlord at its sole and absolute discretion.

EXHIBIT G

FORM OF GUARANTY

(Corporate Form)

THIS GUARANTY OF LEASE (“Guaranty”), dated as of the date set forth below, is made by BTG INTERNATIONAL MC., a Delaware corporation (“Guarantor”), whose address is Five Tower Bridge, 300 Barr Harbor Dr., Suite 800, West Conshohocken, PA 19428, for the benefit of WASHCOP I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), whose address is c/o Washington Real Estate Holdings, LLC, 600 University Street, Suite 2820, Seattle, Washington 98101, with reference to the following facts:

RECITALS

(A)    Landlord and PNEUMRX, INC., a Delaware corporation, as tenant, (“Tenant”) have entered into that certain Lease Agreement of approximately even date herewith (the “Lease”).

(B)    By its covenants herein set forth, Guarantor has induced Landlord to enter into the Lease, which Lease was made and entered into in consideration for Guarantor’s said covenants.

(C)    Guarantor receives direct financial and economic benefits from Tenant having entered into the Lease, which benefits are for commercial business purposes.

Therefore, Guarantor covenants and agrees as follows:

STATEMENT OF THE GUARANTY

1.    The aforementioned recitals are true and correct.

2.    Guarantor absolutely, unconditionally and irrevocably guarantees, without deduction by reason of set-off, defense or counterclaim, to Landlord and its successors and assigns, and as primary obligator, the full, punctual, and complete payment of all rent and other sums to be paid to Landlord under the Lease, including all attorney’s fees, costs and expenses of collection incurred by Landlord in enforcing its rights and remedies under the Lease and this Guaranty, and together with the full, punctual, and complete discharge and performance of each and every other term, covenant, obligation and warranty contained in the Lease on Tenant’s part to be kept, performed or observed. This Guaranty is of a continuing nature and shall remain in full force and effect until all the terms, covenants, conditions, and agreements contained in the Lease are fully performed and observed. The fact that at any time or from time to time the obligations may he increased or reduced shall not release or discharge the obligations of Guarantor with respect to this Guaranty. This Guaranty shall not be discharged by assignment of the Lease. If any payment made by Tenant in satisfaction of any obligation of Tenant is returned by Landlord as a result of court order or directive or requirement of law, in connection with any bankruptcy, insolvency, reorganization, or receivership proceeding, or otherwise, that obligation shall, for purposes of this Guaranty, be deemed to continue in existence to the extent of the payment returned as if the payment had never been made.

3.    If Tenant shall at any time default in the payment of any rent or other sums due from Tenant under the Lease or in the performance or observance of any of the other terms, covenants, obligations and warranties in the Lease on Tenant’s part to be kept, performed or observed, then upon the expiration of all applicable notice and cure periods set forth in the Lease, Guarantor will keep, perform and observe same, as the case may be, in the place and stead of Tenant. The Guarantor shall, upon the expiration of all applicable notice and cure periods set forth in the Lease, immediately upon demand by Landlord and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the obligations to Landlord at Landlord’s address as set forth therein. Upon the expiration of all applicable notice and cure periods set forth in the Lease, such demand(s) may be made at any time coincident with or after the time for payment of all or part of the obligations and may be made from time to time with respect to the same or different items of obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

4.    Any act of Landlord, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating thereto, or the granting of any indulgences, renewals, extensions of time, releases, and discharges to Tenant or any other guarantor, or the taking or releasing of any security for payment and performance of the Tenant’s obligations under the Lease, or the refraining from perfecting any interest in any security granted in connection with the Lease or any other guarantee, may be done without notice to or consent from Guarantor and without releasing Guarantor from any of its obligations hereunder.

5.    The obligations of Guarantor hereunder shall not be released by Landlord’s receipt, application, release or impairment of any security or other collateral given for the performance and observance of any covenant or condition in the Lease contained on Tenant’s part to be performed or observed, nor by any modification thereof, nor any release or discharge of any other guarantor, regardless of whether Guarantor consents thereto or receives notice thereof.

6.    The liabilities and obligations of Guarantor hereunder shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim or defense of Tenant or any other party against Landlord or against payment of the obligations, whether such offset, claim or defense arises in connection with the obligations or otherwise.

7.    The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Tenant in any receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of any liability to Landlord of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease or resulting from the operation of any present or future provision of federal or state bankruptcy or insolvency laws or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any bankruptcy, insolvency, or similar proceeding; (d) the assignment, transfer, or encumbrance of all or any portion of the Tenant’s interest in the Lease, the subletting of all or any portion of the Premises, or the granting to any third party of any rights of occupancy of all or any portion of the Premises; (e) any disability or other defense of Tenant; (f) the cessation from any cause whatsoever of the liability of Tenant (g) the exercise or election by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any extension, renewal, amendment, expansion, or termination of the Lease. Guarantor hereby waives notice of the acceptance of this Guaranty, notice of any event of default under the Lease, opportunity to cure any event of default under the Lease, and proof of notice or demand to Tenant relating to any event of default. Guarantor hereby further waives any and all defenses, rights of subrogation, reimbursement, indemnification, contribution, and any other rights and defenses that are or may become available to it arising from performance by the Guarantor under this Guaranty, including without limitation those pursuant to the provisions of California Civil Code Sections 2787 through 2855, inclusive.

8.    In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Landlord must rescind or restore any payment or any part thereof received by Landlord in satisfaction of the obligations, any prior release or discharge from the terms of this Guaranty given to Guarantor by Landlord shall be without effect and this Guaranty shall remain in full force and effect. It is the intention of Tenant and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of performance.

9.    Guarantor further agrees that it may be joined in any action against Tenant in connection with the said obligations of Tenant and recovery may be had against Guarantor in any such action. Landlord may enforce the obligations of Guarantor hereunder, at its sole discretion and to the extent permitted by law, and exercise its rights under this Guaranty and pursue any other security or apply any other collateral it may hold, either prior to, concurrently with, or after, the exercise of its remedies for default against Tenant and/or its successors, assigns, and/or other guarantors under the Lease, and Guarantor hereby waives all right to assert or plead at any time any and all surety or other defenses in the nature thereof including, without limitation, any provision of law requiring Landlord to proceed first or exhaust its recourse against Tenant or any other guarantor. This is a guaranty of payment and performance and not of collection. It shall not be necessary for Landlord (and Guarantor hereby waives any rights which Guarantor may have to require Landlord), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Tenant or any other person.

10.    Until all the covenants and conditions in the Lease on Tenant’s part to be performed and observed, are fully performed and observed, including without limitation the payment of all rent and other sums required to be paid by Tenant to Landlord, Guarantor (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor hereunder; and (b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease. Guarantor waives any defense to payment under this Guaranty based on any argument that Landlord’s realization on any other security or collateral for the Lease has impaired Guarantor’s subrogation rights. Guarantor acknowledges that it may seek to obtain a separate reimbursement agreement from the Tenant covering amounts paid by Guarantor under this Guaranty, and the presence or absence of such a reimbursement agreement shall have no effect on Guarantor’s obligations under this Guaranty.

11.    Upon written request of Landlord, Guarantor shall furnish to Landlord, within fifteen (15) business days following receipt of Landlord’s written request, and not more frequently than twice per calendar year, Guarantor’s most current financial statements (including balance sheet and income statement) for the two (2) years prior to the current financial statements year. Such statements shall be prepared in accordance with generally accepted accounting principles (or, if such is the normal practice of Guarantor, International Financial Reporting Standards), and, only if such is the normal practice of Guarantor, shall be audited by an independent certified public accountant; otherwise, unaudited statements certified to be true and correct by Guarantor’s chief financial officer shall be acceptable. Landlord may make such financial statements available to Landlord’s lender or purchaser of the Project (as defined in the Lease) or any portion thereof containing the Premises. Landlord shall otherwise keep such financial statements confidential and shall require any such prospective lender or purchaser to do the same.

12.    This Guaranty shall apply to the Lease, any extension, renewal, modification, replacement, or amendment thereof, and to any expansion or contraction of the premises demised thereby, and to any assignment, other transfer, subletting or other tenancy thereunder, whether by operation of law or otherwise, or to any holdover term following the term granted under the Lease or any extension or renewal thereof.

13.    In the event this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction or in the event of any limitation of Guarantor’s liability hereunder, other than as expressly provided herein, then Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a joint and several tenant therein with respect to the obligations of Tenant thereunder hereby guaranteed.

14.    If Landlord takes any action or participates in any proceeding to enforce the Lease or this Guaranty, or to protect Landlord’s rights hereunder or thereunder (including, but not limited to, bankruptcy, appellate, and post-judgment proceedings), or shall be made a party to any action or proceeding involving Tenant and/or Guarantor, whether or not such action or proceeding is commenced prior to or after expiration or termination of the Lease or this Guaranty, the undersigned shall pay to Landlord all costs and expenses, including reasonable attorneys’ fees, incurred or expended by Landlord in connection therewith.

15.    Subject to any applicable statute of limitations, no delay on the part of Landlord in the exercising any right hereunder or under the Lease shall operate as a waiver of such right or of any other right of Landlord under the Lease or hereunder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or a waiver of the same or any other right on any future occasion.

16.    If there is more than one Guarantor, the term Guarantor, as used herein, shall include all of them; each and every provision of this Guaranty shall be binding on each and every one of the undersigned; they shall be jointly and severally liable hereunder; and Landlord shall have the right to join one or all of them in any proceeding or to proceed against them in any order. This Guaranty is in addition to and not in substitution for any other guarantees held or which may hereafter be held by Landlord, and Guarantor is jointly and severally liable with all such other guarantors for payment of the amounts hereby guaranteed.

17.    This instrument constitutes the entire agreement between Landlord and Guarantor with respect to the subject matter hereof, superseding all prior oral or written agreements or understandings with respect thereto and may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

18.    This Guaranty shall be governed by and construed in accordance with the laws of the State of California, without reference to any principles of conflict of laws. Venue for all actions or proceedings relating to or arising out of this Guaranty shall be in the County in which the premises are located. Guarantor hereby consents to the jurisdiction of such state or federal court in such county for such purposes and agrees that any notice, complaint or legal process so delivered shall constitute adequate notice and service of process for all purposes and shall subject Guarantor to the jurisdiction of such Court for purposes of adjudicating any matter related to this Guaranty.

19.    If any provision (or portion or application of any provision) of this Guaranty is found to be invalid or inconsistent with applicable law then that provision (or the smallest portion or narrowest application of that provision that can be removed to render the provision valid) shall be severed from this Guaranty and the remainder of this Guaranty and the application of that provision to all circumstances where its application is valid shall not be affected thereby and shall continue in full force and effect.

20.    Notice hereunder shall be in writing and shall be effective upon personal service or five (5) days after deposit thereof in the United States Mail, registered or certified delivery, return receipt requested, to the other party at its above address, except that under no circumstances shall Landlord be obligated to give Guarantor any notice not specifically required to be given by Landlord pursuant to this Guaranty. Either party may by notice given as aforesaid designate a different address for notice purposes.

21.    The benefits of this Guaranty shall inure to the successors and assigns of Landlord and shall be binding upon the successors, assigns, heirs, and legal and personal representatives of the undersigned. For purposes of this Guaranty, the word “Tenant” shall also include the successors and assigns of Tenant. This paragraph shall not affect the restrictions relating to assignment, subletting, and other transfers by Tenant as set out in the Lease.

22.    Each of Guarantor and Landlord acknowledges that the contents of the Lease and this Guaranty are confidential information. Each of Guarantor and Landlord agrees to keep the Lease and Guaranty strictly confidential and shall not disclose such confidential information to any person or entity other than to such party’s financial, legal, and space planning consultants, or as may be required by court order or Applicable Laws (as defined in the Lease).

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date set forth below.

BTG INTERNATIONAL INC., a Delaware corporation

By: /s/ Matthew J. Gantz
Print Name: Matthew J. Gantz
Title: President
Date: 11/4/2015
EIN:

EXHIBIT B

FF&E

[To be attached]

109

EXHIBIT B

Row Labels	Sum of Count
Air curtain	2
Air Hoods	3
Arm Chair	11
Artwook	12
Bookcase	10
CER Chairs	10
Compressor	1
Conf Chair	48
Credenza	2
Desk	29
Desk Chairs	58
Dining chairs	32
Dining tables	9
Drawer	17
Drawers – storage	3
Filing Cabinet	9
Filing Cabinet - Lgl - Fire	1
Filing Cabinet - Ltr - Fire	26
Filing Cabinet - Tall	14
Filing Cabinet - Tall - Fire	4
Filing Cabinets - Legal	3
Flammable Cabinet	1
Folding Tables	2
Fridges	4
Fume Hood	4
Guest Chair	41
Heavy Shelves	5
High Workbench	28
Low Workbench	21
Microwaves	3
Picnic Tables	4
Popcorn Machine	1
Quarantine Cage	1
Rolling Cage	7
Rolling Shelves	11
Rolling Stairs	1
Shelves	12
Shelves	1
Shelves & Drawers	17
Sofa	5
Std Cubicle Furniture	63
Table - Coffee	6
Table - Large	3
Table - Medium	4
Table - Round	7
Tall Shelf	5
Tall workbench	4
TV	14
Umbrellas	2

Grand Total	581